Exhibit 1

Oi S.A. and subsidiaries

Review Report on Quarterly Information

(ITR) for the Quarter Ended September 30, 2013

(A report prepared in accordance with the accounting practices adopted in

Brazil and rules of the CVM)

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 09/30/2013

Paid-in Capital

Common shares	599,009

Preferred shares	1,198,078

Total	1,797,087

In Treasury

Common shares	84,251

Preferred shares	72,808

Total	157,059

Company Data / Proceeds in Cash
Event	Approval	Proceeds	Payment Start Date	Type of Share	Share Class	Proceeds per Share (reais/share)
Extraordinary Shareholders’ Meeting	03/21/2013	Dividend	3/28/2013	Common		0.51000

Extraordinary Shareholders’ Meeting	03/21/2013	Dividend	3/28/2013	Preferred		0.51000

Consolidated Balance Sheets as at September 30, 2013 and December 31, 2012 - Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 9/30/2013	Previous Year 12/31/2012
1	Total assets	68,711,498	69,150,054
1.01	Current assets	16,758,419	21,137,969
1.01.01	Cash and cash equivalents	3,129,904	4,408,161
1.01.02	Cash investments	385,659	2,425,907
1.01.02.01	Cash investments measured at fair vale	385,659	2,425,907
1.01.02.01.01	Trading securities	385,659	2,425,907
1.01.03	Accounts receivable	6,983,689	7,017,533
1.01.03.01	Trade receivables	6,983,689	7,017,533
1.01.04	Inventories	415,918	385,165
1.01.06	Recoverable taxes	718,604	1,726,315
1.01.06.01	Current recoverable taxes	718,604	1,726,315
1.01.08	Other current assets	5,124,645	5,174,888
1.01.08.01	Non-current assets for sale	857,614	0
1.01.08.03	Other	4,267,031	5,174,888
1.01.08.03.01	Derivative instruments	161,215	640,229
1.01.08.03.02	Judicial deposits	1,382,326	2,068,315
1.01.08.03.03	Other taxes	1,535,061	1,557,177
1.01.08.03.04	Dividends and interest on capital	157	0
1.01.08.03.05	Pension plan assets	3,294	9,311
1.01.08.03.06	Other assets	1,184,978	899,856
1.02	Non-current assets	51,953,079	48,012,085
1.02.01	Long-term receivables	23,416,050	20,533,841
1.02.01.01	Cash investments measured at fair vale	69,734	63,692
1.02.01.01.03	Restricted cash	69,734	63,692
1.02.01.06	Deferred taxes	8,676,183	8,315,975
1.02.01.06.01	Deferred income tax and social contribution	8,676,183	8,315,975
1.02.01.09	Other non-current assets	14,670,133	12,154,174
1.02.01.09.03	Judicial deposits	10,815,019	9,722,525
1.02.01.09.04	Other taxes	968,754	738,019
1.02.01.09.05	Pension plan assets	77,865	73,707
1.02.01.09.06	Derivative instruments	1,427,133	348,870
1.02.01.09.07	Available-for-sale financial asset	901,196	905,829
1.02.01.09.08	Held-for-sale noncurrent assets	60,848	94,522
1.02.01.09.09	Other assets	419,318	270,702
1.02.02	Investments	177,871	179,594
1.02.02.01	Equity interests	177,871	179,594
1.02.02.01.04	Other equity interests	177,871	179,594
1.02.03	Property, plant and equipment	24,292,778	23,103,098
1.02.03.01	Property, plant and equipment in service	18,896,204	18,975,975
1.02.03.03	Property, plant and equipment in progress	5,396,574	4,127,123
1.02.04	Intangible assets	4,066,380	4,195,552
1.02.04.01	Intangibles	4,066,380	4,195,552
1.02.04.01.02	Software	1,360,151	1,276,119
1.02.04.01.04	Intangibles in progress	213,480	292,081
1.02.04.01.05	Regulatory licenses	2,035,337	2,134,339
1.02.04.01.06	Goodwill	154,395	154,395
1.02.04.01.07	Other	303,017	338,618

Consolidated Balance Sheet as at September 30, 2013 and December 31, 2012

Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 9/30/2013	Previous Year 12/31/2012
2	Total liabilities and equity	68,711,498	69,150,054
2.01	Current liabilities	16,249,201	17,093,106
2.01.01	Payroll and related taxes	689,703	773,135
2.01.01.02	Mandatory benefits	689,703	773,135
2.01.02	Trade payables	3,975,785	4,657,935
2.01.02.01	Domestic suppliers	3,975,785	4,657,935
2.01.03	Taxes payable	333,710	1,065,754
2.01.03.01	Federal taxes payable	333,710	1,065,754
2.01.03.01.01	income tax and social contribution payable	333,710	1,065,754
2.01.04	Borrowings and financing	4,544,825	3,113,621
2.01.04.01	Borrowings and financing	4,544,825	3,113,621
2.01.04.01.01	In local currency	3,657,367	2,437,652
2.01.04.01.02	In foreign currency	887,458	675,969
2.01.05	Other payables	5,137,134	5,809,639
2.01.05.02	Other	5,137,134	5,809,639
2.01.05.02.01	Dividends and interest in capital	688,564	655,306
2.01.05.02.04	Derivative instruments	731,002	309,555
2.01.05.02.05	Other taxes	2,188,362	2,247,842
2.01.05.02.06	Tax refinancing program	99,492	99,732
2.01.05.02.07	Licenses and concessions payable	505,855	1,058,881
2.01.05.02.08	Other payables	923,859	1,438,323
2.01.06	Provisions	1,230,466	1,673,022
2.01.06.01	Tax, social security, labor and civil provisions	1,230,466	1,673,022
2.01.06.01.01	Tax provisions	66,483	72,859
2.01.06.01.02	Social security and labor provisions	446,983	317,107
2.01.06.01.03	Provisions for employee benefits	166,006	103,666
2.01.06.01.04	Civil provisions	550,994	1,179,390
2.01.07	Liabilities on non-current assets for sale and discontinued	337,578	0
2.01.07.01	Liabilities on non-current assets for sale	337,578	0
2.02	Non-current liabilities	42,139,807	40,947,671
2.02.01	Borrowings and financing	30,186,168	30,232,468
2.02.01.01	Borrowings and financing	30,186,168	30,232,468
2.02.01.01.01	In local currency	17,024,297	18,059,674
2.02.01.01.02	In foreign currency	13,161,871	12,172,794
2.02.02	Other payables	6,336,585	5,097,802
2.02.02.02	Other	6,336,585	5,097,802
2.02.02.02.03	Other taxes	2,515,338	2,238,571
2.02.02.02.04	Derivative instruments	178,882	204,742
2.02.02.02.05	Licenses and concessions payable	912,817	1,099,116
2.02.02.02.06	Tax refinancing program	914,220	985,367
2.02.02.02.07	Other payables	1,815,328	570,006
2.02.04	Provisions	5,617,054	5,617,401
2.02.04.01	Tax, social security, labor and civil provisions	5,617,054	5,617,401
2.02.04.01.01	Tax provisions	775,516	692,435
2.02.04.01.02	Social security and labor provisions	753,192	1,262,031

Consolidated Balance Sheet as at September 30, 2013 and December 31, 2012

Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 9/30/2013	Previous Year 12/31/2012
2.02.04.01.03	Provisions for employee benefits	643,381	767,120
2.02.04.01.04	Civil provisions	3,444,965	2,895,815
2.03	Consolidated equity	10,322,490	11,109,277
2.03.01	Realized capital	7,471,209	7,308,753
2.03.02	Capital reserves	1,873,099	2,198,011
2.03.02.02	Special goodwill reserve on merger	767,726	1,092,638
2.03.02.05	Treasury shares	-2,104,524	-2,104,524
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.09	Special merger reserve—net assets	2,309,296	2,309,296
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 inflation adjustment	31,287	31,287
2.03.04	Profit reserves	830,977	1,722,299
2.03.04.01	Legal reserve	383,527	383,527
2.03.04.08	Proposed additional dividends	0	391,322
2.03.04.10	Investment reserve	447,450	947,450
2.03.05	Retained earnings/(accumulated losses)	310,353	0
2.03.06	Valuation adjustments to equity	-52,631	-52,693
2.03.08	Other comprehensive income	-110,517	-67,093

Consolidated Income Statements for the Quarters Ended September 30, 2013 and 2012

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 07/01/2013 to 9/30/2013	Current YTD 1/1/2013 to 9/30/2013	Same Quarter Prior Year 07/01/2012 to 9/30/2012	Prior YTD 1/1/2012 to 9/30/2012
3.01	Revenue from sales and/or services	7,099,083	21,213,314	7,038,348	17,773,586
3.02	Cost of sales and services	-3,750,528	-11,393,161	-3,589,698	-8,765,039
3.03	Gross profit	3,348,555	9,820,153	3,448,650	9,008,547
3.04	Operating income/expenses	-2,303,242	-6,944,053	-2,176,614	-5,739,639
3.04.01	Selling expenses	-1,365,218	-4,301,004	-1,298,076	-3,425,784
3.04.02	General and administrative expenses	-908,954	-2,747,567	-819,624	-2,165,090
3.04.04	Other operating income	705,828	1,428,521	445,971	1,170,316
3.04.05	Other operating expenses	-734,898	-1,324,003	-504,885	-1,319,081
3.05	Income before financial income/expenses and taxes	1,045,313	2,876,100	1,272,036	3,268,908
3.06	Financial income/(expenses)	-818,070	-2,449,678	-553,701	-1,482,236
3.06.01	Financial income	237,513	879,762	443,323	1,960,208
3.06.02	Financial expenses	-1,055,583	-3,329,440	-997,024	-3,442,444
3.07	Income/loss before taxes on income	227,243	426,422	718,335	1,786,672
3.08	Income tax and social contribution	-54,975	-116,069	-131,423	-408,447
3.08.01	Current	-35,301	-353,514	-349,404	-812,710
3.08.02	Deferred	-19,674	237,445	217,981	404,263
3.09	Profit from continuing operations	172,268	310,353	586,912	1,378,225
3.11	Consolidated profit/loss for the period	172,268	310,353	586,912	1,378,225
3.11.01	Attributable to owners of the Company	172,268	310,353	584,842	1,373,604
3.11.02	Attributable to noncontrolling interests	0	0	2,070	4,621
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	0.11000	0.19000	0.36000	0.84000
3.99.01.02	Preferred shares (PN)	0.11000	0.19000	0.36000	0.84000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	0.11000	0.19000	0.36000	0.84000
3.99.02.02	Preferred shares (PN)	0.11000	0.19000	0.36000	0.84000

Consolidated Statements of Comprehensive Income

for the Quarters Ended September 30, 2013 and 2010

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 07/01/2013 to 9/30/2013	Current YTD 1/1/2013 to 9/30/2013	Same Quarter Prior Year 07/01/2012 to 9/30/2012	Prior YTD 1/1/2012 to 9/30/2012
4.01	Consolidated profit/loss for the period	172,268	310,353	586,912	1,378,225
4.02	Other comprehensive income	6,012	-43,424	81,720	99,348
4.02.01	Increase due to corporate reorganization	0	0	0	87,550
4.02.02	Hedge accounting gains (losses)	6,012	-43,424	58,622	13,151
4.02.03	Subsidiaries’ hedge accounting gains (losses)	0	0	23,098	-1,353
4.03	Consolidated comprehensive income for the period	178,280	266,929	668,632	1,477,573
4.03.01	Attributable to owners of the Company	178,280	266,929	666,562	1,472,952
4.03.02	Attributable to noncontrolling interests	0	0	2,070	4,621

Consolidated Statements of Cash Flows - Indirect Method

for the Period from January 1, 2013 to September 30, 2013 and 2010

(In thousands of Brazilian reais - R$)

Code	Line Item	Current YTD 1/1/2013 to 9/30/2013	Prior YTD 1/1/2012 to 9/30/2012
6.01	Net cash provided by operating activities	5,665,770	4,264,152
6.01.01	Cash flows from operating activities	8,140,706	8,566,867
6.01.01.01	Income before income tax and social contribution	426,422	1,786,672
6.01.01.02	Charges, interest income, and inflation adjustment	2,830,227	3,328,429
6.01.01.03	Depreciation and amortization	3,195,170	2,216,863
6.01.01.04	Loss on receivables	733,236	345,807
6.01.01.05	Provisions/reversals	317,991	333,516
6.01.01.06	Provision for pension plans	7,754	6,084
6.01.01.07	Loss on write-off of permanent assets	137,173	88,031
6.01.01.08	Concession Agreement Extension Fee - ANATEL	64,734	85,231
6.01.01.09	Employee and management profit sharing	-187,971	222,639
6.01.01.10	Derivative transactions	-631,232	-930,951
6.01.01.11	Inflation adjustment of intragroup receivables and private debentures	0	-48,233
6.01.01.12	Inflation adjustment of provisions	228,656	174,263
6.01.01.13	Inflation adjustment on tax refinancing program	58,882	63,438
6.01.01.14	Expired dividends	-35,744	-14,882
6.01.01.15	Other	995,408	909,960
6.01.02	Changes in assets and liabilities	-408,524	-1,795,479
6.01.02.01	Accounts receivable	239,720	-913,896
6.01.02.02	Taxes	79,599	62,244
6.01.02.03	Held-for-trading cash investments	-5,170,688	-5,142,508
6.01.02.04	Redemptions of held-for-trading cash investments	7,232,975	6,293,337
6.01.02.05	Prepaid expenses	-1,664,448	-1,179,588
6.01.02.06	Inventories	-50,129	-277,309
6.01.02.07	Trade payables	-473,136	-51,665
6.01.02.08	Payroll, related taxes and benefits	110,964	159,249
6.01.02.09	Provisions	-582,006	-491,811
6.01.02.10	Provisions for pension funds	-124,245	-100,524
6.01.02.11	Other assets and liabilities	-7,130	-153,008
6.01.03	Other	-2,066,412	-2,507,236
6.01.03.01	Financial charges paid	-1,677,551	-1,786,890
6.01.03.02	Income tax and social contribution paid - Company	-199,069	-604,848
6.01.03.03	Income tax and social contribution paid - third parties	-255,614	-199,645
6.01.03.04	Dividends received	65,822	84,147
6.02	Net cash used in investing activities	-5,288,009	-5,204,276
6.02.01	Purchase of tangibles and intangibles	-4,755,443	-3,551,288
6.02.02	Proceeds from sale of assets	213,864	29,212
6.02.03	Judicial deposits	-1,313,557	-1,980,575
6.02.04	Redemption of judicial deposits	798,733	555,346
6.02.05	Increase/(decrease) in permanent investments	1,723	-6,785
6.02.06	Available-for-sale financial asset	0	-250,186
6.02.07	Cash and cash equivalents transferred to non-current assets held for sale	-233,329	0

Consolidated Statements of Cash Flows - Indirect Method

for the Period from January 1, 2013 to September 30, 2013 and 2010

(In thousands of Brazilian reais - R$)

Code	Line Item	Current YTD 1/1/2013 to 9/30/2013	Prior YTD 1/1/2012 to 9/30/2012
6.03	Net cash provided by financing activities	-1,703,359	-471,686
6.03.01	Borrowings net of costs	2,539,852	4,654,064
6.03.02	Repayment of principal of borrowings, financing, and derivatives	-2,618,754	-4,073,529
6.03.03	Tax refinancing program	-129,819	-109,595
6.03.04	Payment of dividends and interest on capital	-822,319	-2,404,833
6.03.05	Licenses and concessions	-672,319	-282,782
6.03.06	Share reimbursement	0	-2,008,325
6.03.07	Bonus shares	0	-1,176,872
6.03.08	Cash and cash equivalents acquired by merger	0	4,930,186
6.04	Foreign exchange differences on cash equivalents	47,341	11,495
6.05	Increase (decrease) in cash and cash equivalents	-1,278,257	-1,400,315
6.05.01	Cash and cash equivalents at the beginning of the period	4,408,161	6,004,506
6.05.02	Cash and cash equivalents at the end of the period	3,129,904	4,604,191

Consolidated Statement of Changes in Equity for the Period from January 1, 2013 to September 30, 2013

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	7,308,753	2,198,011	1,722,299	0	-119,786	11,109,277	0	11,109,277
5.03	Adjusted opening balances	7,308,753	2,198,011	1,722,299	0	-119,786	11,109,277	0	11,109,277
5.04	Capital transactions with owners of the Company	162,456	-324,912	-891,322	0	0	-1,053,778	0	-1,053,778
5.04.01	Capital increases	162,456	-162,456	0	0	0	0	0	0
5.04.06	Dividends	0	0	-500,000	0	0	-500,000	0	-500,000
5.04.08	Approval of proposed additional dividends	0	0	-391,322	0	0	-391,322	0	-391,322
5.04.09	Redemption of bonus shares	0	-162,456	0	0	0	-162,456	0	-162,456
5.05	Total comprehensive income	0	0	0	310,353	-43,362	266,991	0	266,991
5.05.01	Profit for the period	0	0	0	310,353	0	310,353	0	310,353
5.05.02	Other comprehensive income	0	0	0	0	-43,362	-43,362	0	-43,362
5.05.02.06	Share issue costs	0	0	0	0	62	62	0	62
5.05.02.07	Hedge accounting losses	0	0	0	0	-41,286	-41,286	0	-41,286
5.05.02.08	Subsidiaries’ hedge accounting losses	0	0	0	0	-2,138	-2,138	0	-2,138
5.07	Closing balances	7,471,209	1,873,099	830,977	310,353	-163,148	10,322,490	0	10,322,490

Consolidated Statement of Changes in Equity for the Period from January 1, 2012 to September 30, 2012

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	3,731,059	4,217,934	2,639,809	0	0	10,588,802	370	10,589,172
5.03	Adjusted opening balances	3,731,059	4,217,934	2,639,809	0	0	10,588,802	370	10,589,172
5.04	Capital transactions with owners of the Company	3,577,693	-2,019,817	-2,256,282	0	87,550	-610,856	40,094	-570,762
5.04.01	Capital increases	492,284	-492,284	0	0	0	0	0	0
5.04.06	Dividends	0	0	-2,256,282	0	0	-2,256,282	0	-2,256,282
5.04.08	Withdrawal rights related to the corporate reorganization	0	-2,008,325	0	0	0	-2,008,325	0	-2,008,325
5.04.09	Redemption of bonus shares (R$0.3002 per share)	0	-492,284	0	0	0	-492,284	0	-492,284
5.04.10	Increase due to corporate reorganization	3,085,409	973,076	0	0	87,550	4,146,035	40,094	4,186,129
5.05	Total comprehensive income	0	0	0	1,373,604	-44,811	1,328,793	4,621	1,333,414
5.05.01	Profit for the period	0	0	0	1,373,604	0	1,373,604	4,621	1,378,225
5.05.02	Other comprehensive income	0	0	0	0	-44,811	-44,811	0	-44,811
5.05.02.06	Share issue costs	0	0	0	0	-56,609	-56,609	0	-56,609
5.05.02.07	Hedge accounting gain	0	0	0	0	13,151	13,151	0	13,151
5.05.02.08	Subsidiaries’ hedge accounting losses	0	0	0	0	-1,353	-1,353	0	-1,353
5.06	Internal change in equity	0	-104	0	104	0	0	-12	-12
5.06.04	Stock option plan termination	0	-104	0	104	0	0	0	0
5.06.05	Other	0	0	0	0	0	0	-12	-12
5.07	Closing balances	7,308,752	2,198,013	383,527	1,373,708	42,739	11,306,739	45,073	11,351,812

Consolidated Statements of Value Added

for the Period from January 1, 2013 to September 30, 2013

(In thousands of Brazilian reais - R$)

Code	Line Item	Current YTD 1/1/2013 to 9/30/2013	Prior YTD 1/1/2012 to 9/30/2012
7.01	Revenue	29,046,146	24,812,022
7.01.01	Sales of goods and services	28,397,110	24,030,349
7.01.02	Other income	1,382,272	1,127,480
7.01.04	Allowance for/reversal of doubtful accounts	-733,236	-345,807
7.02	Inputs purchased from third parties	-12,070,423	-10,071,254
7.02.01	Cost of sales and services	-3,493,135	-3,130,185
7.02.02	Supplies, power, outside services, and other	-7,827,188	-6,269,669
7.02.04	Other	-750,100	-671,400
7.03	Gross value added	16,975,723	14,740,768
7.04	Retentions	-4,019,947	-2,832,105
7.04.01	Depreciation, amortization and depletion	-3,195,170	-2,216,863
7.04.02	Other	-824,777	-615,242
7.04.02.01	Provisions (includes inflation adjustment)	-546,647	-507,779
7.04.02.02	Other expenses	-278,130	-107,463
7.05	Wealth created	12,955,776	11,908,663
7.06	Value added received as transfer	879,762	1,960,208
7.06.02	Financial income	879,762	1,960,208
7.07	Wealth for distribution	13,835,538	13,868,871
7.08	Wealth distributed	13,835,538	13,868,871
7.08.01	Personnel	1,454,132	1,367,662
7.08.01.01	Salaries and wages	1,003,770	1,027,745
7.08.01.02	Benefits	293,869	215,879
7.08.01.03	Severance pay fund (FGTS)	104,874	82,985
7.08.01.04	Other	51,619	41,053
7.08.02	Taxes and fees	7,455,256	6,789,339
7.08.02.01	Federal	1,399,974	1,503,835
7.08.02.02	State	5,997,404	5,254,076
7.08.02.03	Municipal	57,878	31,428
7.08.03	Lenders and lessors	4,615,797	4,333,645
7.08.03.01	Interest	3,081,659	3,167,474
7.08.03.02	Rentals	1,534,138	1,166,171
7.08.04	Shareholders	310,353	1,378,225
7.08.04.03	Retained earnings/Loss for the period	310,353	1,373,604
7.08.04.04	Non-controlling interests in retained earnings	0	4,621

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.	GENERAL INFORMATION

Oi S.A. (“Company” or “Oi”), former Brasil Telecom S.A. or “BrT”, is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry.

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. (“TMAR”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; (ii) through its indirect subsidiary TNL PCS S.A. (“TNL PCS”) a license to provide mobile telephony services in Regions I and III; (iii) through its indirect subsidiary Oi Móvel S.A. (“Oi Móvel”) a license to provide mobile telephony services in Region II.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on the São Paulo Mercantile and Stock Exchange (“BM&FBOVESPA”) and its American Depositary Receipts (“ADRs”) are traded on the New York Stock Exchange (“NYSE”).

The Executive Committee authorized the completion of this quarterly information at the meeting held on November 12, 2013 after being reviewed at the Board of Directors’ meeting held on November 12, 2013.

Amendment of Company Bylaws

The Company’s Extraordinary Shareholders’ Meeting held on November 7, 2012 approved the amendment to the Company’s Bylaws to adapt them to the new rules BM&FBOVESPA’s (São Paulo Stock Exchange) Level 1 of Corporate Governance Listing Regulations to allow the Company to enter said corporate governance level.

Corporate Reorganizations in 2012

Corporate Reorganization of the Oi Group undertaken in February 2012

The shareholders of the Oi companies (Tele Norte Leste Participações S.A. (“TNL”), TMAR, Coari Participações S.A. (“Coari”) and Oi) approved at the shareholders’ meetings held on February 27 2012 the corporate reorganization that consisted of the partial split-off of TMAR with the merger of the split-off portion by Coari followed by the merger of TMAR shares by Coari and the mergers of Coari and TNL with and into Oi, the company that now concentrates all the shareholdings in Oi companies and is the only Oi company listed in a stock exchange, and whose corporate name was changed to Oi S.A. at the time of the same shareholders’ meetings.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

As a result, 395,585,453 new common shares and 798,480,405 new preferred shares of Oi S.A. (former Brasil Telecom S.A.) were issued, and its subscribed, fully paid-in capital increased to R$6,816,468, represented by 599,008,629 common shares and 1,198,077,775 preferred shares, all registered and without par value.

The simplified organization chart below shows the corporate structure before and after the corporate reorganization:

The purpose of the corporate reorganization was to definitely simplify the corporate structure and the corporate governance of the Oi companies, resulting in the creation of value for the shareholders by, but not limited to:

•	simplify the corporate structure, which previously included three publicly-held companies with seven different classes of publicly traded shares, by consolidating our shareholder bases in one public company with two classes of shares that will be traded in Brazil and abroad;

•	Reduce operational, administrative and financial costs following the consolidation of the general management of the Oi companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

•	align the interests of the shareholders of TNL, TMAR and Oi;

•	enhance the liquidity of the shares issued by Oi; and

•	eliminate the costs of separate listings of the shares of TNL, TMAR and Oi, as well as costs arising from separately complying with the public disclosure requirements applicable to TNL, TMAR and Oi.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Oi’s Extraordinary Shareholders’ Meeting held on February 27, 2012 also approved the Oi redeemable bonus preferred shares proposal attributed exclusively to BrT shareholders prior to the merger, totaling R$1.5 billion. The base date of the bonuses payable to shareholders whose shares are traded on the BM&FBOVESPA and shareholders whose shares are traded on the NYSE was March 29, 2012 (deadline to exercise withdrawal rights). Accordingly, beginning March 30, 2012, these shares were traded ex-bonus on the stock exchange. On April 9, 2012, the redemption amount of the redeemable shares was paid proportionally to the each shareholder’s interest in share capital social and on the same date the reimbursement amount was paid to any withdrawing TNL and TMAR shareholders, which totaled R$2.0 billion. The amount of the redeemed shares above was deducted from the calculation of the approved share exchange ratios.

The table below shows the exchange ratios resulting from the mergers of TNL and Coari with and into Oi:

Original share/Replacement share	Exchange ratio
TNLP3 / BRTO3	2.3122
TNLP4 / BRTO4	2.1428
TNLP4 / BRTO3	1.8581
TMAR3 / BRTO3	5.1149
TMAR5 and TMAR6/BRTO4	4.4537
TMAR5 and TMAR6/BRTO3	3.8620

The common and preferred shares of Oi S.A. started to be traded, under their new tick code OIBR3 and OIBR4, respectively, on April 9, 2012.

In addition to the relevant corporate approvals, the corporate reorganization was approved by the ANATEL on October 27, 2011. Additionally, the shares to be issued by Oi S.A. in this context were registered with the SEC, and we obtained the consent of Oi companies’ creditors to implement the corporate reorganization, where applicable.

The impacts of all stages of the corporate reorganization were prospectively accounted for based on the book net assets of each company. The resulting increase in the Company’s equity and its consolidated financial statements amounts to R$4,146,035.

As a result of the corporate reorganization, the balance sheet and profit and loss balances of the Company and its consolidated financial statements have been affected as from the date the transaction was approved, on February 27, 2012, and with respect to profit or loss as from February 28, 2012, when it started to include the balances and transactions arising from the operations of TMAR and its subsidiaries.

Corporate Reorganization of the iG Group undertaken in October 2012

On October 24, 2012, our Board of Directors approved the corporate reorganization of the iG Group’s subsidiaries by undertaking the following steps: (i) BrT Internet (“BrTI”) capital increase,

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

by the Company, amounting to R$51,828, paid in by transferring our stake in NTPA (99.99%), iG Participações (“iG Part”) (0.16%), and iG Brasil (13.64%); (ii) BrTI capital reduction, amounting to R$48,807, by transferring the investment held in BrT Multimídia to the Company, and (iii) mergers of iG Part with and into iG Brasil and NTPA with and into BrTI, at their carrying amounts, and as a result iG Brasil became a wholly-owned subsidiary of BrTI.

Other mergers undertaken in 2012

During October, November, and December 2012, several mergers were undertaken involving Oi Group holdings and dormant companies to streamline the corporate structure. The equity of the merged companies was valued at their carrying amounts.

i.	Merger of Vant with and into BrT Multimídia on October 30, 2012;

ii.	merger of TNL.Net, TNL Trading, TNL Exchange, and JINT with and into BrTI on November 1, 2012;

iii.	merger of Tomboa, Tete, and Carpi with and into TMAR on November 30, 2012;

iv.	merger of Blackpool with and into Oi Internet on December 1, 2012; and

v.	merger of TNCP (wholly-owned subsidiary) with and into TMAR on December 31, 2012.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

2013 Corporate Reorganization

On January 31, 2013, as a sequence to the Corporate Reorganization, the Board of Directors authorized the Company to increase the capital of its wholly-owned subsidiary TMAR through the transfer of investments, other assets, and debenture holdings.

The purpose of this reorganization is to streamline the corporate structure, reduce intragroup debt, and obtain operating synergy gains.

2.	SIGNIFICANT ACCOUNTING POLICIES

2.1	Reporting basis

The Company’s quarterly information has been prepared for the quarter ended September 30, 2013 and in accordance with CPC 21 (R1) issued by the Accounting Pronouncements Committee (CPC), which address interim financial reporting.

CPC 21 (R1) requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information do not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2012, which have been prepared in accordance with the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted for the period ended September 30, 2013 as compared those applicable to the year ended December 31, 2012, except for those described in subparagraph 2.2 below, already reflected in the balance at December 31, 2012, presented in this financial information.

The Company voluntarily restated its financial statements for the year ended December 31, 2012, on April 30, 2013.

2.2	Adoption of new accounting policy

In presenting in the comparative financial statements for the year ended December 31, 2012 and September 30, 2012 we made adjustments to retrospectively present the effects of adopting CPC 33 (R1) and CPC 18 (R2), effective beginning January 1, 2013. The adjustments are shown in the tables below:

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Consolidated
	Balances originally presented at 12/31/2012	Actuarial gains and losses (i)	Investment in joint ventures (ii)	Adjusted balance at 12/31/2012
Current assets	21,144,786		(6,817)	21,137,969
Cash and cash equivalents	4,413,042		(4,881)	4,408,161
Cash investments	2,425,907			2,425,907
Derivative instruments	640,229			640,229
Accounts receivable	7,018,497		(964)	7,017,533
Inventories	385,165			385,165
Current recoverable taxes	1,726,369		(54)	1,726,315
Other taxes	1,557,177			1,557,177
Judicial deposits	2,068,315			2,068,315
Pension plan assets	9,311			9,311
Other assets	900,774		(918)	899,856
Non-current assets	47,932,108	79,372	605	48,012,085
Cash investments	63,692			63,692
Derivative instruments	348,870			348,870
Deferred taxes recoverable	8,210,906	106,779	(1,710)	8,315,975
Other taxes	738,019			738,019
Available-for-sale financial asset	905,829			905,829
Judicial deposits	9,722,731		(206)	9,722,525
Pension plan assets	101,114	(27,407)		73,707
Held-for-sale assets	94,522			94,522
Other assets	318,500		(47,798)	270,702
Investments	80,712		98,882	179,594
Property, plant and equipment	23,110,061		(6,963)	23,103,098
Intangible assets	4,237,152		(41,600)	4,195,552

Total assets	69,076,894	79,372	(6,212)	69,150,054

Current liabilities	17,096,423		(3,317)	17,093,106
Payroll, related taxes and benefits	774,166		(1,031)	773,135
Trade payables	4,658,849		(914)	4,657,935
Borrowings and financing	3,113,621			3,113,621
Derivative instruments	309,555			309,555
Current taxes payable	1,065,754			1,065,754
Other taxes	2,248,075		(233)	2,247,842
Dividends and interest on capital	655,306			655,306
Licenses and concessions payable	1,058,881			1,058,881
Tax refinancing program	99,732			99,732
Provisions	1,569,356			1,569,356
Provisions for pension funds	103,666			103,666
Other payables	1,439,462		(1,139)	1,438,323
Non-current liabilities	40,663,917	286,649	(2,895)	40,947,671
Borrowings and financing	30,232,468			30,232,468
Derivative instruments	204,742			204,742
Other taxes	2,238,571			2,238,571
Licenses and concessions payable	1,099,116			1,099,116
Tax refinancing program	985,367			985,367
Provisions	4,851,273		(992)	4,850,281
Provisions for pension funds	480,471	286,649		767,120
Other payables	571,909		(1,903)	570,006
Equity	11,316,554	(207,277)		11,109,277
Issued capital	7,308,753			7,308,753
Share issue costs	(56,609)			(56,609)
Capital reserves	4,302,535			4,302,535
Income reserves	1,330,977			1,330,977
Treasury shares	(2,104,524)			(2,104,524)
Other comprehensive income	140,184	(207,277)		(67,093)
Change in equity interest percentage	3,916			3,916
Proposed additional dividends	391,322			391,322

Total liabilities and equity	69,076,894	79,372	(6,212)	69,150,054

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of equity at December 31, 2012:

Consolidated

Equity originally presented	11,316,554
Non-controlling interests originally presented

Equity	11,316,554
Adjustments:
Actuarial gains and (losses) (i)	(207,277)
Actuarial gains and (losses) in subsidiaries (i)

(207,277)
Attributable to:
Controlling shareholder	(207,277)
Non-controlling interests

Adjusted equity	11,109,277

Attributable to:
Controlling shareholder	11,109,277
Non-controlling interests

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of profit for the period ended September 30, 2012:

	Consolidated
	Balances originally presented at 9/30/2012	Investment in joint ventures (ii)	Adjusted balance at 9/30/2012

Revenue from sales and/or services	17,779,308	(5,722)	17,773,586
Cost of sales and services	(8,766,935)	1,896	(8,765,039)
Gross profit	9,012,373	(3,826)	9,008,547
Operating income/expenses	(5,742,260)	2,621	(5,739,639)
Selling expenses	(3,430,356)	4,572	(3,425,784)
General and administrative expenses	(2,168,711)	3,621	(2,165,090)
Other operating income	1,180,211	(9,895)	1,170,316
Other operating expenses	(1,323,404)	4,323	(1,319,081)
Income before financial income/expenses and taxes	3,270,113	(1,205)	3,268,908
Financial income/(expenses)	(1,482,076)	(160)	(1,482,236)
Financial income	1,960,376	(168)	1,960,208
Financial expenses	(3,442,452)	8	(3,442,444)
Income/loss before taxes on income	1,788,037	(1,365)	1,786,672
Income tax and social contribution	(409,812)	1,365	(408,447)
Current	(813,587)	877	(812,710)
Deferred	403,775	488	404,263
Profit from continuing operations	1,378,225		1,378,225
Consolidated profit/loss for the period	1,378,225		1,378,225
Attributable to owners of the Company	1,373,604		1,373,604
Attributable to noncontrolling interests	4,621		4,621

Reconciliation of cash flows for the period ended September 30, 2012:

	Consolidated
Cash flows	Balances originally presented at 9/30/2012	Total impact of changes in CPCs	Adjusted balance at 9/30/2012

Cash flows from operating activities	4,271,658	(7,506)	4,264,152
Cash flows from investing activities	(5,207,542)	3,266	(5,204,276)
Cash flows from financing activities	(471,686)		(471,686)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)	Employee benefits

CPC 33 (R1) excludes the possibility of using the “corridor method” to recognize the actuarial gains and losses of the defined benefit plans.

Beginning on the adoption of the new pronouncement, actuarial gains and losses are fully recognized in equity (other comprehensive income). These amounts do not go through income or loss and remain in other comprehensive income.

(ii)	Jointly venture

CPC 18 (R2) eliminates the possibility of opting for the proportionate consolidation of joint ventures. Beginning on the adoption of the new pronouncement, joint ventures are valued exclusively by the equity method of accounting. The Company holds interests in the joint ventures Paggo Soluções e Meios de Pagamento S.A. and Companhia AIX de Participações.

2.3	Estimates and critical accounting judgments

In preparing the quarterly information, the Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant. The use of estimates and assumptions frequently requires judgments related to matters that are uncertain with respect to the outcomes of transactions and the amount of assets and liabilities. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities were disclosed in the Company’s financial annual statements referred to above. In the period ended September 30, 2013, there was no material change in the accounting estimates adopted by the Company and its subsidiaries.

3.	FINANCIAL INSTRUMENTS AND RISK ANALYSIS

Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows, and price risk), credit risk, and liquidity risk. The Company and its subsidiaries use derivative financial instruments to protect them against certain exposures to these risks.

Risk management is carried out by the Company’s treasury officer, in accordance with the policies approved by management.

The Financial Risk Management Policy (the “Policy”), approved by the Board of Directors, documents the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies. Under the Policy, market risks are identified based on the features of financial transactions contracted and to be contracted during the year. Several scenarios are then simulated for each of the risk factors using statistical models, used as basis to measure the impacts the on Group´s financial income (expenses). Based on this analysis, the Executive

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Committee annually agrees with the Board of Directors the Risk Guideline to be followed in each financial year. The Risk Guideline is equivalent to the worst expected impact of financial income (expenses) on the Group’s net income, with 95% of level of confidence. To ensure a proper risk management, according to the Risk Guideline, the treasury can contract hedging instruments, including derivative transactions such as swaps and currency forwards. The Company and its subsidiaries do not use derivative financial instruments for other purposes.

With the approval of the Policies, a Financial Risk Management Committee that meets monthly was created, currently consisting of the CEO, the CFO, the Executive Planning Officer, the Development and New Business Management Officer, the Tax Officer, the General Controller, and the Treasury Officer, and the Internal Audit Officer as observer.

According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks.

(a)	Fair value of financial instruments

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation. The interpretation of market inputs for the selection of such techniques requires considerable judgment and the preparation of estimates to obtain an amount considered appropriate for each situation. Accordingly, the estimates presented may not necessarily be indicative of the amounts that could be obtained in an active market. The use of different assumptions for the calculation of the fair value may have a material impact on the amounts obtained.

The method used for calculation of the fair value of derivative financial instruments was the future cash flows associated to each instrument contracted, discounted at market rates prevailing at September 30, 2013.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

Fair value measurement hierarchy

CPC 40 defines fair value as the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction on measurement date. The standard clarifies that the fair value must be based on the assumptions that market participants would consider in pricing an asset or a liability, and establishes a hierarchy that prioritizes the information used to build such assumptions. The fair value measurement hierarchy attaches more importance to available market inputs (i.e., observable data) and a less weight to inputs based on data without transparency (i.e., unobservable data). Additionally, the standard requires that an entity consider all nonperformance risk aspects, including the entity’s credit, when measuring the fair value of a liability.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

CPC 40 establishes a three-level hierarchy to measure and disclose fair value. The classification of an instrument in the fair value measurement hierarchy is based on the lowest level of input significant for its measurement. We present below a description of the three-level hierarchy:

Level 1 — inputs are determined using quoted prices in an active market for identical assets or liabilities on measurement date. Additionally, an entity must have the possibility of trading in such active market and the quoted price cannot be adjusted by the entity.

Level 2 — Inputs other than the quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability or that can support the observed market inputs by correlation or otherwise for substantially all the asset or liability.

Level 3 — unobservable inputs are inputs based on little or no market activity. These inputs represent management’s best estimates of how market participants could attribute a price to an asset or liability. Generally, Level 3 assets and liabilities are measured using pricing models, discounted cash flows, or similar methodologies that require significant judgment or estimates.

Under CPC 40, the Company measures its cash equivalents, cash investments, derivative financial instruments and the available-for-sale financial asset at their fair values. Cash equivalents, cash investments, and derivative financial instruments are classified as Level 2 since they are measured using market prices for similar instruments. The available-for-sale financial asset is classified as Level 1.

There were no transfers between levels and/or allocations to Level 3 between September 30, 2013 and December 31, 2012.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The table below summarizes our financial assets and financial liabilities carried at fair value at September 30, 2013 and December 31, 2012. We also show the corresponding hierarchy levels for financial assets and financial liabilities recognized at fair value:

	Accounting measurement	Fair value measurement hierarchy	CONSOLIDATED
			9/30/2013
			Carrying amount	Fair value
Assets
Cash equivalents (1)	Fair value	Level 2	2,922,312	2,922,312
Cash investments (1)	Fair value	Level 2	493,102	493,102
Accounts receivable (iv) (1)	Amortized cost		6,983,689	6,983,689
Derivative instruments	Fair value	Level 2	1,588,348	1,588,348
Dividends and interest on capital receivable	Amortized cost		157	157
Available-for-sale financial asset (i)	Fair value	Level 1	901,196	901,196

Liabilities
Trade payables (iv) (1)	Amortized cost		3,975,785	3,975,785
Borrowings and financing
Borrowings and financing (iii)	Amortized cost		25,410,951	24,459,825
Debentures	Amortized cost		9,320,042	9,313,871
Derivative instruments	Fair value	Level 2	909,884	909,884
Dividends and interest on capital	Amortized cost		688,564	688,564
Licenses and concessions payable (ii)	Amortized cost		1,418,672	1,418,672
Tax refinancing program (ii)	Amortized cost		1,013,712	1,013,712
Payable for the acquisition of equity interest	Amortized cost		408,638	408,638

(1)	Does not take into account the transfer of amounts to non-current assets and non-current liabilities held for sale.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	Fair value measurement hierarchy	CONSOLIDATED
			12/31/2012
			Carrying amount	Fair value
Assets
Cash equivalents	Fair value	Level 2	4,061,344	4,061,344
Cash investments	Fair value	Level 2	2,489,599	2,489,599
Accounts receivable (iv)	Amortized cost		7,017,533	7,017,533
Derivative instruments	Fair value	Level 2	989,099	989,099
Available-for-sale financial asset (i)	Fair value	Level 1	905,829	905,829

Liabilities
Trade payables (iv)	Amortized cost		4,657,935	4,657,935
Borrowings and financing
Borrowings and financing (iii)	Amortized cost		25,169,701	25,807,878
Debentures	Amortized cost		8,176,388	8,457,517
Derivative instruments	Fair value	Level 2	514,297	514,297
Dividends and interest on capital	Amortized cost		655,306	655,306
Licenses and concessions payable (ii)	Amortized cost		2,157,997	2,157,997
Tax refinancing program (ii)	Amortized cost		1,085,099	1,085,099

(i)	Corresponds to TMAR’s 10% stake in PT – Portugal Telecom.

Management considers that (i) TMAR’s 10% stake in PT’s capital and (ii) its two (2) representatives appointed on April 6, 2011 to PT’s Board of Directors do not grant it a significant influence on the financial, operating, and strategic policies of PT. Accordingly, this investment was recognized as an available-for-sale financial asset, as required by CPC 389.

In the period ended September 30, 2013, TMAR recognized an impairment of PT shares’ fair value and the impact on the Company’s consolidated financial position was R$4,633, or R$3,058 net of taxes.

In accordance with CPC 38, direct subsidiary TMAR recognized the loss in financial expenses.

(ii)	There is no market for licenses and concessions payable and the tax refinancing program, and, therefore, they are not adjusted to fair value.
(iii)	A significant portion of this balance consists of loans and financing granted by the BNDES, export credit agencies, and other related parties, which correspond to exclusive markets and, therefore, their fair values is similar to their carrying amounts.
(iv)	The balances of trade receivables and trade payables have near terms and, therefore, they are not adjusted to fair value.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)	Measurement of financial assets and financial liabilities at amortized cost

We concluded that the discount to present value of financial assets and financial liabilities under the amortized cost method does not apply, based on the valuation made for this purpose, for the following main reasons:

•	Trade receivables: near-term maturity of bills.

•	Trade payables, dividends and interests on capital: all obligations are due to be settled in the short term.

•	Borrowings and financing: all transactions are adjusted for inflation based on contractual indices.

•	Licenses and concessions payable: all obligations arising from licenses are adjusted for inflation based on contractual indices.

(c)	Foreign exchange risk

Assets

Foreign currency-denominated cash equivalents and cash investments are basically maintained in securities issued by financial institutions abroad similar to Bank Certificates of Deposit trade in Brazil (time deposits).

The risk associated to these assets arises from the possible exchange rate fluctuations that may reduce the balance of these assets when translated into Brazilian reais. The Company’s and its subsidiaries’ assets subject to this risk represent approximately 13.97% (6.71% at December 31, 2012) of our total cash and cash equivalents and cash investments.

Additionally, subsidiary TMAR has an available-for-sale financial asset related to the investment in Portugal Telecom’s shares.

These assets are presented in the balance sheet as follows:

	CONSOLIDATED
	9/30/2013		12/31/2012
	Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash equivalents	511,502	511,502	449,791	449,791
Cash investments	27,127	27,127	13,246	13,246
Available-for-sale financial asset	901,196	901,196	905,829	905,829

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and subsidiaries’ borrowings and financing exposed to this risk represent approximately 40.9% (39.1% at December 31, 2012) of total liabilities from borrowings and financing, less the currency hedging transactions contracted. In order to minimize this type of risk, we enter into foreign exchange hedges with financial institutions. Out of the consolidated foreign currency–denominated debt, 98.7% (97% at December 31, 2012) is protected by exchange swaps, currency forwards, and cash investments in foreign currency. The unrealized gains or losses on hedging transactions are measured at fair value, as described in (a) above.

As at September 30, 2013 and 2012, the amounts shown below were recorded as gain or loss on derivative financial instruments (see Note 7):

	Three-month periods ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Gain/(loss) on currency swaps	53,811	(26,814)
Currency forwards	(160,216)	(65,145)

Total	(106,405)	(91,959)

	Nine-month periods ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Gain/(loss) on currency swaps	341,528	449,801
Currency forwards	226,273	470,954

Total	567,801	920,755

As at September 30, 2013, we recognized the changes below in other comprehensive income, referring to foreign exchanges hedges designated for hedge accounting treatment:

Table of changes in hedge accounting effects in other comprehensive income
CONSOLIDATED
Balance at 12/31/2012	128,127
Loss on designated hedges	(21,855)
Transfer on ineffective portion to profit or loss	(7,389)
Amortization of hedges to profit or loss at effective rate	7,717
Deferred taxes on hedge accounting	7,319
Balance at 9/30/2013	113,919

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Swap derivative financial instruments are summarized as follows:

	Derivatives designated for hedge accounting
	CONSOLIDATED
	Index	Maturity	Notional amount		Fair value
					Amounts (payable)/receivable
			9/30/2013	12/31/2012	9/30/2013	12/31/2012
Cross currency swap contracts US$/R$ (i)
Asset position	US$ 2.21% to 5.50%	Jul 2015 to May 2022	4,252,486	1,703,023	4,464,390	1,916,017
Liability position	CDI 70.40% to 109.35%	Jul 2015 to May 2022	(4,252,486)	(1,703,023)	(4,078,291)	(1,632,472)

Net amount					386,099	283,545

Cross currency swap contracts US$/Fixed rate (ii)
Asset position	US$ 3.32% to 5.50%	Oct 2020	1,561,000	1,430,450	1,692,932	1,610,742
Liability position	US$ 7.30% to 12.82%	Oct 2020	(1,561,000)	(1,430,450)	(1,391,734)	(1,536,258)

Net amount					301,198	74,484

Cross currency swap contracts US$/R$ (iii)
Asset position	6M US$ LIBOR + 0.90% to 2.50%	Feb 2016 to Feb 2021	2,128,869	1,836,024	2,145,945	1,865,155
Liability position	CDI 88.65% to 109.54%	Feb 2016 to Feb 2021	(2,128,869)	(1,836,024)	(1,800,216)	(1,678,765)

Net amount					345,729	186,390

Counterparty:

(i) - BES, Deutsche, Goldman Sachs, HSBC, JP Morgan, Merrill Lynch, Morgan Stanley, Itaú BBA, Citibank, and Santander.

(ii) - Goldman Sachs, Merrill Lynch, and Morgan Stanley.

(iii) - BNP Paribas, Goldman Sachs, HSBC, JP Morgan, Merrill Lynch, Morgan Stanley, Santander, and Credit Agricole.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Derivatives not designated for hedge accounting
	CONSOLIDATED
	Index	Maturity	Notional amount		Fair value
					Amounts (payable)/receivable
			9/30/2013	12/31/2012	9/30/2013	12/31/2012
Cross currency swap contracts US$/R$ (i)
Asset position	US$ 3.00% to 5.58%	Nov 2014 to Feb 2022	283,283	307,203	314,997	340,674
Liability position	CDI 100.00% to 110.00%	Nov 2014 to Feb 2022	(283,283)	(307,203)	(301,880)	(344,928)

Net amount					13,117	(4,254)

Cross currency swap contracts US$/R$ (ii)
Asset position	CDI 100.00%	Feb 2016	169,129	197,318	175,412	200,162
Liability position	US$ 4.13% to 4.68%	Feb 2016	(169,129)	(197,318)	(203,869)	(218,733)

Net amount					(28,457)	(18,571)

Counterparty:

(i) - Citibank, Deutsche, and Santander.

(ii) - Merril Lynch

Cross currency swap contracts (plain vanilla)

US$/R$: Refer to foreign exchange swaps to protect its US dollar-denominated debt payments. Under these contracts, the asset position is in US dollars plus a fixed interest rate or in US LIBOR plus a fixed interest rate, and the liability position a percentage of interbank deposit rate (CDI) or a fixed rate in real. The main risk of loss in the asset position of these instruments is the US dollar exchange rate fluctuation; however, such losses would be fully offset by the US dollar-denominated debt’s maturities.

R$/US$: Refer to foreign exchange swaps to reverse swap contracts. Under these contracts, the asset position is in US dollar plus a fixed rate and the liability position is a percentage of CDI. The main risk of loss in the liability position of these instruments is the US dollar exchange rate fluctuation; however, such possible losses would be fully offset by the maturities of the reversed US dollar-denominated swaps.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The amounts of NDF derivative financial instruments are summarized as follows:

	CONSOLIDATED
	Index	Forward	Maturity	Notional amount		Fair value
						Amounts (payable)/receivable
				9/30/2013	12/31/2012	9/30/2013	12/31/2012
US$/R$ NDFs (i)	US$	2.2202 to 2.3700	Oct 2013 to Nov 2013
Net position				3,255,367	5,076,987	(199,962)	(106,416)

EUR/R$ NDFs (ii)	EUR	3.0630 to 3.1500	Oct 2013 to Nov 2013
Net position				2,351,380	2,020,500	(101,572)	(3,721)

Counterparty:

(i) - BES, Bradesco, Goldman Sachs, HSBC, Merrill Lynch, JP Morgan, and Santander.

(ii) - BES, Bradesco, HSBC, and Deutsche.

Non-deliverable forwards (NDFs)

US$/R$: Refer to future US dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse fluctuations on US dollar-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling US dollars for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase US dollars for longer positions.

Euro/R$: Refer to future Euro dollar sales transactions using NDFs to protect against a depreciation of the Brazilian real in relation to the US dollar. The main strategy for these contracts is to set the foreign exchange rate for the contract period at a fixed amount, thus mitigating the risk of adverse fluctuations on Euro-denominated debt. In order to extend the hedging period, we can roll over these instruments by selling Euro for the period equivalent to the short-term NDF in the portfolio and simultaneously purchase Euro for longer positions.

Foreign exchange risk sensitivity analysis

As at September 30, 2013, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period. The rates used for the probable scenario were the rates prevailing at the end of September 2013. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Rate
Description	9/30/2013	Depreciation
Probable scenario
US dollar	2.2300	0%
Euro	3.0181	0%
Possible scenario
US dollar	2.7875	25%
Euro	3.7726	25%
Remote scenario
US dollar	3.3450	50%
Euro	4.5272	50%

As at September 30, 2013, management estimated the outflow for the payment of interest and principal of its debt pegged to exchange rates based on the interest rates prevailing at the end of this reporting period and the exchange rates above.

The impacts of foreign exchange exposure, in the sensitivity scenarios estimated by the Company, are shown in the table below:

CONSOLIDATED
9/30/2013
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario

US dollar debt	Dollar	12,077,554	15,096,943	18,116,331
Derivative financial instruments (net position - US$)	Dollar	(11,457,082)	(14,321,353)	(17,185,623)
US dollar cash	Dollar	(463,532)	(579,415)	(695,298)
Euro debt	Euro	2,368,535	2,960,669	3,552,803
Derivative financial instruments (net position - euro)	Euro	(2,262,409)	(2,828,011)	(3,393,614)
Euro cash	Euro	(75,097)	(93,871)	(112,646)

Total pegged to exchange rate		187,969	234,962	281,953

(d)	Interest rate risk

Assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

These assets are presented in the balance sheet as follows:

	CONSOLIDATED
	9/30/2013		12/31/2012
	Carrying amount	Market value	Carrying amount	Market value
Assets
Cash equivalents	2,410,810	2,410,810	3,616,377	3,616,377
Cash investments	465,975	465,975	2,476,353	2,476,353

Liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP) or the CDI, in the case of real-denominated debt, and on the LIBOR, in the case of U.S. dollar-denominated debt.

As at September 30, 2013, approximately 63.4% (65.4% at December 31, 2011) of the incurred debt, less adjustment for derivative transactions, was subject to floating interest rates. After derivative transactions, approximately 75.1% (70.3% at December 31, 2010) of the consolidated debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after the hedging transactions is to CDI. Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments and hedging adjustments. However, as the Company’s and its subsidiaries’ cash is invested mainly in securities pegged to the CDI fluctuation, the net exposure to CDI of current liabilities does not constitute a material risk for the Company and its subsidiaries.

We continuously monitor these market rates to assess the possible contracting of instruments to hedge against the risk of fluctuation of these rates.

As at September 30, 2013 and 2012, the amounts shown below were recorded as gain or loss on derivative instruments: (see Note 7)

	Three-month periods ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Gain/(loss) on interest rate swap	93,646	3,510

Total	93,646	3,510

	Nine-month periods ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Gain/(loss) on interest rate swap	63,431	10,196

Total	63,431	10,196

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

As at September 30, 2013, we recognized the changes below in other comprehensive income referring to interest rate hedges designated for hedge accounting treatment:

Table of changes in hedge accounting effects in other comprehensive income
CONSOLIDATED
Balance at 12/31/2012	12,057
Loss on designated hedges	(44,504)
Transfer on ineffective portion to profit or loss	124
Amortization of hedges to profit or loss at effective rate	113
Deferred taxes on hedge accounting	15,051
Balance at 9/30/2013	(17,159)

The amounts of contracted derivatives to hedge against floating interest rates on outstanding debt are summarized below:

	Derivatives designated for hedge accounting
	CONSOLIDATED
	Index	Maturity	Notional amount		Fair value
					Amounts (payable)/receivable
			9/30/2013	12/31/2012	9/30/2013	12/31/2012

Fixed rate/DI swaps (i)
Asset position	Fixed 11.00% to 12.82%	Oct 2020	744,045	368,885	783,873	430,848
Liability position	CDI 99.70% to 113.70%	Oct 2020	(744,045)	(368,885)	(792,134)	(389,659)

Net amount					(8,261)	41,189

US$ Libor/US$ fixed rate swaps (ii)
Asset position	6M US$ LIBOR + 0.80%	Jul 2015	121,636	167,195	121,520	168,120
Liability position	US$ 3.62% to 3.82%	Jul 2015	(121,636)	(167,195)	(125,343)	(174,899)

Net amount					(3,823)	(6,779)

Counterparty:

(i) - Goldman Sachs, Merrill Lynch, and Morgan Stanley.

(ii) - Itaú BBA.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Derivatives not designated for hedge accounting
	CONSOLIDATED
	Index	Maturity	Notional amount		Fair value
					Amounts (payable)/receivable
			9/30/2013	12/31/2012	9/30/2013	12/31/2012

CDI + spread/CDI swaps (i)
Asset position	CDI + 0.55%	Mar 2013		270,000		276,646
Liability position	CDI 103.80%	Mar 2013		(270,000)		(276,258)

Net amount						388

Fixed rate/DI swaps (ii)
Asset position	Fixed 11.00% to 12.82%	Oct 2020		375,160		440,315
Liability position	CDI 99.70% to 102.50%	Oct 2020		(375,160)		(382,869)

Net amount						57,446

US$ LIBOR/US$ fixed rate swaps (iii)
Asset position	6M US$ LIBOR + 3.00%	Feb 2016 to Feb 2022	4,253,560	3,910,458	4,594,279	6,663,293
Liability position	US$ 1.58% to 5.875%	Feb 2016 to Feb 2022	(4,253,560)	(3,910,458)	(4,763,878)	(6,801,646)

Net amount					(169,599)	(138,353)

US$ fixed rate/US$ LIBOR swaps (iv)
Asset position	US$ 5.875%	Feb 2022	3,323,447	3,045,500	3,825,850	5,931,629
Liability position	6M US$ LIBOR + 3.00%	Feb 2022	(3,323,447)	(3,045,500)	(3,681,855)	(5,822,175)

Net amount					143,995	109,454

Counterparty:

(i) - Citibank S.A.

(ii) - Merrill Lynch and Morgan Stanley.

(iii) - Citibank, Merrill Lynch, Morgan Stanley, and Société Generale.

(iv) - Morgan Stanley

Interest rate swaps

US$ LIBOR/US$ fixed rate: Refer to interest rate swaps to protect debt payments pegged to US dollar floating rates from exchange fluctuation. Under these contracts, the asset position in US dollar LIBOR and the liability position is a fixed rate. The risk of loss in the asset position of these instruments is, therefore, the fluctuation of the US dollar LIBOR; however, such possible losses would be fully offset by maturities of US dollar-denominated debt pegged to LIBOR.

US$ fixed rate/US$ LIBOR: Refers to the interest rate swap transaction that changes US dollar-denominated debt payments from fixed rate to floating rate. Under this contract, the asset position is a US dollar fixed rate and a LIBOR liability position to reduce the cost of the backing debt, as part of the Company’s onerous liability management strategy.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

CDI + spread/CDI: Refer to interest rate swaps to protect payments of Brazilian-real denominated debentures pegged to CDI plus spread. Under such contract, the asset position is in CDI plus spread and a liability position is a percentage of CDI.

R$ fixed rate/CDI: Refer to interest rate swaps to convert a foreign exchange swap liability position at a fixed rate into R$ to a liability subject to a DI percentage. This transaction is intended to swap the exchange peg of a certain dollar-denominated debt to a floating DI position, cancelling the debt’s current fixed rate position.

Interest rate fluctuation risk sensitivity analysis

Management believes that the most significant risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP, the USD LIBOR, and mainly the CDI. This risk is associated to an increase in those rates.

As at September 30, 2013, management estimated the fluctuation scenarios of the rates DI, TJLP and USD LIBOR. The rates used for the probable scenario were the rates prevailing at the end of the reporting period. These rates have been stressed by 25 and 50 percent, and used as benchmark for the possible and remote scenarios. Note that the TJLP remained stable at 6% per year from July 2009 to June 2012, and in July 2012 it was reduced to 5.5% per year, and was maintained at this level through December 2012, when it was once again reduced, this time to 5.0% per year.

9/30/2013
Interest rate scenarios
Probable scenario			Possible scenario			Remote scenario
CDI	TJLP	6M USD LIBOR	CDI	TJLP	6M USD LIBOR	CDI	TJLP	6M USD LIBOR
8.71	5.00	0.3685	10.89	6.25	0.4606	13.07	7.50	0.5528

As at September 30, 2013, management estimated the future outflows for the payment of interest and principal of its debt pegged to CDI, TJLP, and US$ LIBOR based on the interest rates above. The outflows for repayment of Oi Group related party debt were not considered.

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities. The fair values of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same rates that discount such flows to present value.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

CONSOLIDATED
9/30/2013
Transaction	Individual risk	Probable scenario	Possible scenario	Remote scenario
CDI pegged debt	CDI increase	3,686,909	4,420,816	5,150,256
Derivative financial instruments (net position - CDI)	CDI increase	3,455,730	4,245,813	5,028,410
TJLP pegged debts	TJLP increase	1,227,832	1,400,413	1,609,295
US LIBOR pegged debts	US LIBOR increase	216,799	221,987	227,173
Derivative financial instruments (net position - LIBOR)	Drop in US LIBOR	(126,637)	(130,886)	(135,135)

Total pegged to interest rates		8,460,633	10,158,143	11,879,999

(e)	Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts.

(f)	Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions.

Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses, pay dividends, and refinance its debt.

Conditions are met with internally generated cash flows, short- and long-term debt, and third-party financing. These sources of funds, coupled with the Company’s solid financial position, will continue to ensure the compliance with established capital requirements.

The Oi Group has two revolving credit facilities that increases short-term liquidity and increases the cash management efficiency, and is consistent with its capital cost reduction strategic focus. The revolving credit facilities were contracted in November 2011 and December 2012 with syndicates consisting of several global banks.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The following are the contractual maturities of the financial liabilities, including estimated interest payments, where applicable:

	CONSOLIDATED
	Less than a year	One to three year	Four to five years	Over five years	Total
At September 30, 2013
Borrowings and financing, and derivative instruments (i)	4,496,112	11,011,782	8,652,416	10,028,137	34,188,447
Debentures (i)	2,917,202	2,240,549	3,998,687	4,508,388	13,664,826
Trade payables (ii)	1,532,064				1,532,064
Licenses and concessions (iii)	508,151	905,927	4,594		1,418,672

The amounts disclosed in the tables take into account the contractual undiscounted payment outflow estimates, these amounts are not reconciled with the amounts disclosed in the balance sheet for borrowings and financing, derivative instruments, and trade payables.

(i)	Includes the future interest payment estimates, calculated based on the applicable interest rates and takes into account all the interest and principal payments that would be made on the contractual settlement dates;
(ii)	Consists of the estimated obligations for the purchase of fixed-line and mobile telephony equipment with contractual obligations entered into with our suppliers, including all the significant terms and conditions, and the approximate transaction life; and
(iii)	Consists of obligations due to ANATEL related to the radiofrequency licenses. Includes accrued, unpaid interest for each period.

(g)	Risk of acceleration of maturity of borrowings and financing

Under some debt instruments of the Company, default events can trigger the accelerated maturity of other debt instruments. The impossibility to incur in new debt might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the borrowings raised can reduce the amount of funds available for capital expenditures.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt is detailed in Note 18, ‘Covenants’.

(h)	Contingent liabilities

Contingent liabilities are assessed according to the likelihood of disbursement and are classified in provisions and contingent liabilities, as prescribed by CPC 25. Provisions include contingencies assessed as a probable risk, recognized in liabilities in view of the existing present obligation as a result of a past event, and because it is probable that a disbursement of funds will be required to settle the obligation. Details on these risks are presented in Note 22.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)	Regulatory risk

Even though telecommunications services regulations in general are quite comprehensive, they are still quite restrictive when it comes to utility services, as defined by the General Telecommunications Law (LGT), as the case of STFC. As a result, most of the regulatory risks and obligations refer to this service, which is material for the Company’s activities.

Concession agreements

The Company has entered into local and domestic long-distance STFC concession arrangements with ANATEL, effective from January 1, 2006 to December 31, 2025. These concession agreements, which provide for reviews on a five-year basis, in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator.

The main features are:

(i)	the price (fee) of the public service concession is defined as two percent of annual revenue net of taxes, paid every two years, starting 2006, and the first payment was made on April 30, 2007. Under this calculation method, the concession fee is one percent of net revenue net of taxes for each financial year;

(ii)	the imposition of universal access targets that can be revised every five years, as provided for by said concession arrangements. The imposition of new targets that result in additional expenses for the Company must always be accompanied by an indication of the sources of the related funds. On June 30, 2011, the company entered into with ANATEL and the Ministry of Communications revisions to the STFC concession agreements effective for the period 2011-2015;

(iii)	possibility of the Regulator imposing alternative mandatory offer plans;

(iv)	introduction of the Regulator’s right to intervene in and change the concessionaire’s agreements with third parties;

(v)	inclusion of parent company’s, subsidiary’s, associate’s and third parties’ assets, indispensable to the concession, as returnable assets;

(vi)	creation of a users’ board in each concession; and

(vii)	network usage tariffs are defined as a percentage of the public local and domestic long distance tariff until the effective implementation of cost model by service/modality, as prescribed by the General Regulation Updating Plan (“PGR”).

(j)	Capital management

The Company manages its equity structure according to best market practices.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The objective of capital management is to ensure that liquidity levels and financial leverage that allow the sustained growth of the Group, the compliance with the strategic investment plan, and returns to our shareholders.

The Company may change its capital structure, according to existing economic and financial conditions, to optimize its financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to gross debt to accumulated twelve-month EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization), net debt (total debt less cash and cash equivalents and cash investments) to accumulated twelve-month EBITDA, and the interest coverage ratio, as follows:

Gross debt to EBITDA	from 2x to 4.5x
Net debt to EBITDA	from 1.4x to 3x
Interest coverage ratio (*)	greater than 1.75

(*)	Measures the Company’s ability to settle its future interest obligations.

4.	NET OPERATING REVENUE

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012

Gross operating revenue	11,346,229	11,049,233

Deductions from gross revenue	(4,247,146)	(4,010,885)
Taxes	(2,357,444)	(2,493,552)
Other deductions	(1,889,702)	(1,517,333)

NET OPERATING REVENUE	7,099,083	7,038,348

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012

Gross operating revenue	33,808,216	28,271,450

Deductions from gross revenue	(12,594,902)	(10,497,864)
Taxes	(7,183,796)	(6,256,763)
Other deductions	(5,411,106)	(4,241,101)

NET OPERATING REVENUE	21,213,314	17,773,586

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.	EXPENSES BY NATURE

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Third-part services	(1,521,946)	(1,580,834)
Depreciation and amortization	(1,091,809)	(916,060)
Interconnection	(906,837)	(1,059,107)
Personnel	(602,740)	(481,770)
Grid maintenance service	(580,197)	(578,398)
Rents and insurance	(566,225)	(477,324)
Allowance for doubtful accounts	(201,231)	(74,839)
Telecommunications Inspection Fund (FISTEL) fee	(174,020)	(166,094)
Advertising and publicity	(117,546)	(107,848)
Costs of handsets and other	(95,576)	(121,081)
Materials	(59,753)	(51,118)
Concession Agreement Extension Fee - ANATEL	(28,829)	(32,958)
Other costs and expenses	(77,991)	(59,967)

Total	(6,024,700)	(5,707,398)

Classified as:

Cost of sales and/or services	(3,750,528)	(3,589,698)
Selling expenses	(1,365,218)	(1,298,076)
General and administrative expenses	(908,954)	(819,624)

Total	(6,024,700)	(5,707,398)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Third-part services	(4,507,792)	(3,708,206)
Depreciation and amortization	(3,195,170)	(2,216,863)
Interconnection	(3,061,013)	(2,789,050)
Personnel	(1,868,146)	(1,316,173)
Grid maintenance service	(1,846,032)	(1,428,001)
Rents and insurance	(1,534,138)	(1,166,171)
Allowance for doubtful accounts	(733,236)	(345,807)
Telecommunications Inspection Fund (FISTEL) fee	(514,373)	(438,458)
Advertising and publicity	(406,300)	(315,408)
Costs of handsets and other	(380,267)	(300,199)
Materials	(159,538)	(98,635)
Concession Agreement Extension Fee - ANATEL	(64,734)	(85,231)
Other costs and expenses	(170,993)	(147,711)

Total	(18,441,732)	(14,355,913)

Classified as:

Cost of sales and/or services	(11,393,161)	(8,765,039)
Selling expenses	(4,301,004)	(3,425,784)
General and administrative expenses	(2,747,567)	(2,165,090)

Total	(18,441,732)	(14,355,913)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

6.	OTHER OPERATING INCOME (EXPENSES)

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Other operating income
Tax recoveries and recovered expenses	302,936	199,807
Rental of operational infrastructure and other	124,072	111,177
Income from asset sales	209,952	22,129
Fines	43,253	64,099
Technical and administrative services	15,443	26,559
Expired dividends		14,882
Other income	10,172	7,318

Total	705,828	445,971

Other operating expenses
Taxes	(328,097)	(231,164)
Provisions/reversals	(201,983)	(124,382)
Employee and management profit sharing	(73,435)	(88,962)
Fines	(25,963)	(9,761)
Write-off of property, plant and equipment	(39,680)	(13,435)
Court fees	(20,863)	(16,392)
Provisions for pension funds	(2,611)	(2,028)
Other expenses	(42,266)	(18,761)

Total	(734,898)	(504,885)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Other operating income
Tax recoveries and recovered expenses	593,350	573,721
Rental of operational infrastructure and other	358,245	278,121
Income from asset sales	213,864	29,212
Fines	136,860	160,043
Technical and administrative services	39,550	70,943
Expired dividends	35,744	14,882
Other income	50,908	43,394

Total	1,428,521	1,170,316

Other operating expenses
Taxes	(861,850)	(606,543)
Provisions/reversals	(317,991)	(333,516)
Employee and management profit sharing	187,971	(222,639)
Fines	(77,328)	(15,037)
Write-off of property, plant and equipment	(46,249)	(42,836)
Court fees	(44,187)	(46,924)
Provisions for pension funds	(7,754)	(6,084)
Other expenses	(156,615)	(45,502)

Total	(1,324,003)	(1,319,081)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

7.	FINANCIAL INCOME/(EXPENSES)

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Financial income
Interest and inflation adjustment on other assets	148,491	202,992
Investments yield	76,929	79,836
Dividends received (i)	1,626	1,248
Exchange differences on translating foreign cash investments	7,084	48,034
Other income	3,383	111,213

Total	237,513	443,323

Financial expenses and other charges
a) Borrowing and financing costs
Inflation adjustment and exchange differences on third-party borrowings	(185,402)	(87,647)
Interest on borrowings payable to third parties	(375,661)	(352,309)
Interest on debentures	(214,605)	(184,404)
Derivative transactions	(12,759)	(88,449)

Subtotal:	(788,427)	(712,809)

b) Other charges
Interest and inflation adjustment on other liabilities	(158,693)	(150,574)
Inflation adjustment of provisions	(101,563)	(49,768)
Tax on transactions and bank fees	(46,578)	(42,236)
Interest on taxes in installments - tax financing program	(23,942)	(22,151)
Other expenses	63,620	(19,486)

Subtotal:	(267,156)	(284,215)

Total	(1,055,583)	(997,024)

Financial income/(expenses)	(818,070)	(553,701)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Financial income
Interest and inflation adjustment on other assets	492,180	551,460
Investments yield	213,584	427,437
Interest and inflation adjustment on intragroup loans		48,233
Dividends received (i)	78,173	98,997
Exchange differences on translating foreign cash investments	41,407	648,061
Other income	54,418	186,020

Total	879,762	1,960,208

Financial expenses and other charges
a) Borrowing and financing costs
Inflation adjustment and exchange differences on third-party borrowings	(1,261,132)	(1,951,263)
Interest on borrowings payable to third parties	(1,119,508)	(953,869)
Interest on debentures	(608,429)	(564,285)
Derivative transactions	631,232	930,951
Interest and inflation adjustment on intragroup borrowings

Subtotal:	(2,357,837)	(2,538,466)

b) Other charges
Interest and inflation adjustment on other liabilities	(399,854)	(362,747)
Inflation adjustment of provisions	(228,656)	(174,263)
Tax on transactions and bank fees	(125,864)	(115,555)
Interest on taxes in installments - tax financing program	(58,882)	(63,438)
Other expenses	(158,347)	(187,975)

Subtotal:	(971,603)	(903,978)

Total	(3,329,440)	(3,442,444)

Financial income/(expenses)	(2,449,678)	(1,482,236)

(i)	On May 17, 2013, subsidiary TMAR received dividends for PT of €0.0.325 per share, totaling €29,137 (R$75,994).

8.	INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Income tax and social contribution
Current taxes	(35,301)	(349,404)
Deferred taxes	(19,674)	217,981

Total	(54,975)	(131,423)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Pre-tax profit	227,243	718,335
Profit of companies not subject to income tax and social contribution calculation	(41,937)	26,489

Total taxed income	185,306	744,824

Income tax and social contribution
Income tax and social contribution on taxed income	(63,004)	(253,240)
Share of profits of subsidiaries
Tax incentives (basically, operating profit) (i)	11,337	50,641
Permanent deductions (additions) (ii)	(7,715)	72,929
Utilization of tax loss carryforwards	25,361	1,221
Unrecognized deferred tax assets (iii)	(20,954)	(12,008)
Recognized deferred tax assets (iv)		9,034
Income tax and social contribution effect on profit or loss	(54,975)	(131,423)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Income tax and social contribution
Current taxes	(353,514)	(812,710)
Deferred taxes	237,445	404,263

Total	(116,069)	(408,447)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Pre-tax profit	426,422	1,786,672
Profit of companies not subject to income tax and social contribution calculation	(516)	37,660

Total taxed income	425,906	1,824,332

Income tax and social contribution
Income tax and social contribution on taxed income	(144,808)	(620,273)
Share of profits of subsidiaries
Tax incentives (basically, operating profit) (i)	48,316	141,941
Permanent deductions (additions) (ii)	11,912	82,835
Utilization of tax loss carryforwards	25,626	536
Unrecognized deferred tax assets (iii)	(57,115)	(26,250)
Recognized deferred tax assets (iv)		12,764
Income tax and social contribution effect on profit or loss	(116,069)	(408,447)

(i)	Refers to the exploration income recognized in the subsidiaries TMAR’s and TNL PCS’s income statement pursuant to Law 11638/2007.
(ii)	The main components of permanent deduction (addition) tax effects are: nondeductible fines, sponsorships, nondeductible donations, income from expired dividends, goodwill amortization (pre-merger period), reversals of provisions, and investment in FINOR.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)	Refer to adjustments to deferred tax assets because of subsidiaries that do not recognize tax credits on tax loss carryforwards.
(iv)	Refers basically to the recognition of subsidiaries’ deferred taxes since the reviewed earnings projections point to the recoverability of the amounts.

The quarterly information for the quarter ended September 30, 2013 has been prepared considering management’s best estimates and incorporate, as regards the tax treatment, the criteria set out in the Transitional Tax Regime (RTT).

9.	CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the periods ended September 30, 2013 and December 31, 2012 are classified as held for trading securities and are measured at their fair values.

(a)	Cash and cash equivalents

	CONSOLIDATED
	9/30/2013	12/31/2012
Cash and banks	440,921	346,817
Cash equivalents	2,922,312	4,061,344

Subtotal	3,363,233	4,408,161

Balance transferred to held-for-sale noncurrent assets (1)	(233,329)

Total	3,129,904	4,408,161

(1)	The balance consists of R$18,935 in Cash and banks and R$214,394 in Cash equivalents (basically consisting of exclusive investment funds and CDBs).

	CONSOLIDATED
	9/30/2013	12/31/2012
Exclusive investment funds	2,155,586	3,654,226
Bank certificates of deposit (CDBs)	474,940	355,904
Time deposits	282,476	23,145
Repurchase agreements	5,979	23,722
Other	3,331	4,347
Cash equivalents	2,922,312	4,061,344

(b)	Cash investments

	CONSOLIDATED
	9/30/2013	12/31/2012
Exclusive investment funds	404,566	2,407,900
Private securities	88,536	81,699

Subtotal	493,102	2,489,599

Balance transferred to held-for-sale noncurrent assets (1)	(37,709)

Total	455,393	2,489,599

Current	385,659	2,425,907
Non-current	69,734	63,692

(1)	The balance consists of R$37,709 in Exclusive investment funds.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c)	Breakdown of the exclusive investment funds portfolios

	CONSOLIDATED
	9/30/2013	12/31/2012
Repurchase agreements	1,175,300	3,104,259
Bank certificates of deposit (CDBs)	801,991	124,788
Time deposits	111,582	343,279
Government securities	49,980	49,979
Other	16,733	31,921
Securities classified as cash equivalents	2,155,586	3,654,226

Government securities	377,438	2,394,654
Other	27,128	13,246
Securities classified as short-term investments	404,566	2,407,900

Total invested in exclusive funds	2,560,152	6,062,126

The Company and its subsidiaries have cash investments in exclusive investment funds in Brazil and abroad, for the purpose of obtaining a return on its cash, and which are benchmarked against the CDI in Brazil and LIBOR abroad.

10.	ACCOUNTS RECEIVABLE

	CONSOLIDATED
	9/30/2013	12/31/2012
Billed services	5,458,852	5,301,974
Unbilled services	1,376,767	1,888,295
Mobile handsets and accessories sold	740,520	578,551
Allowance for doubtful accounts	(556,103)	(751,287)

Subtotal	7,020,036	7,017,533

Balance transferred to non-current assets held for sale	(36,347)

Total	6,983,689	7,017,533

The aging list of trade receivables is as follows:

	CONSOLIDATED
	9/30/2013	12/31/2012
Unbilled	1,376,767	1,888,295
Current	3,070,567	3,377,007
Receivables from other carriers	1,196,545	737,060
Past-due up to 60 days	1,237,229	1,162,487
Past-due from 61 to 90 days	173,716	154,918
Past-due from 91 to 120 days	148,394	127,301
Past-due from 121 to 150 days	102,143	100,194
Past-due from 151 to 180 days	270,778	221,558

Total	7,576,139	7,768,820

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The changes in the allowance for doubtful accounts were as follows:

CONSOLIDATED
Balance at 12/31/2012	(751,287)
Allowance for doubtful accounts	(733,236)
Trade receivables written off as uncollectible	928,420
Balance at 9/30/2013	(556,103)

11.	CURRENT AND DEFERRED TAXES

	Assets
	CONSOLIDATED
	9/30/2013	12/31/2012
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	393,032	806,135
Recoverable social contribution (CSLL) (i)	137,643	320,922
Withholding income taxes – IRRF/CSLL (ii)	286,835	599,258

Current subtotal	817,510	1,726,315

Balance transferred to non-current assets held for sale	(98,906)

Total current	718,604	1,726,315

Deferred taxes recoverable
Income tax on tax credits – merged goodwill (iii)	1,345,447	1,456,452
Social contribution on tax credits – merged goodwill (iii)	484,361	524,323
Income tax on temporary differences (iv)	3,101,261	2,989,504
Social contribution on temporary differences (iv)	907,169	891,015
Income tax on tax loss carryforwards (iv)	1,734,402	1,536,376
Social contribution on tax loss carryforwards (iv)	754,447	669,610
Other deferred taxes (v)	350,032	248,695

Non-current subtotal	8,677,119	8,315,975

Balance transferred to non-current assets held for sale	(936)

Non-total current	8,676,183	8,315,975

	LIABILITIES
	CONSOLIDATED
	9/30/2013	12/31/2012
Current taxes payable
Income tax payable	272,746	719,944
Social contribution payable	147,714	345,810

Current subtotal	420,460	1,065,754

Liabilities directly associated to non-current assets held for sale	(86,750)

Total current	333,710	1,065,754

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	9/30/2013	12/31/2012
Temporary additions (deductions) by nature:	5,838,238	5,861,294
Provisions	1,847,697	1,989,192
Provisions for suspended taxes	196,466	167,550
Provisions for pension funds and impacts of CPC 33 (R1)	284,417	305,386
Allowance for doubtful accounts	578,189	621,917
Profit sharing	62,192	137,349
Foreign exchange differences	564,135	278,479
Merged goodwill (iii)	1,829,808	1,980,775
Adjustment to fair value of available-for-sale financial	243,401	241,826
Hedge accounting	(49,846)	(72,216)
Other temporary additions and deductions	281,779	211,036

(i)	Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.
(ii)	Refer to corporate income tax credits on cash investments, intragroup loans, dividends and other that are used as deductions from income tax for the year, and social contribution withheld at source on services provided to government agencies.
(iii)	The Company merged the deferred income tax and social contribution amounts calculated as tax benefit originating from the goodwill paid on acquisition and recognized by the acquirees in 2009. The tax credits are realized as goodwill based on the STFC license and the appreciation of tangible assets is amortized, and should be utilized in tax offsetting estimated until 2034.
(iv)	Deferred income tax and social contribution assets are recognized only to the extent that it is probable that there will be a positive tax base for which temporary differences can be used and tax loss carryforwards can be offset. Deferred income tax and social contribution assets are reviewed at the end of each annual period and are written down as their realization is no longer possible. The Company and its subsidiaries offset their tax loss carryforwards against taxable income up to a limit of 30% per year, pursuant to the prevailing tax law.

Additionally, as at September 30, 2013, only part of the tax credits on tax loss carryforwards or tax credits on temporary differences has been recognized for direct and indirect subsidiaries that do not have a profitability history and or do not expect to generate sufficient taxable profit. Unrecognized tax credits total is R$204,989 (R$154,849 at December 31, 2012).

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The table below shows the expected realization periods of deferred tax assets resulting from tax credits on tax loss carryforwards and temporary differences:

CONSOLIDATED
2013	201,793
2014	1,116,570
2015	675,562
2016	740,902
2017	529,879
2018 to 2020	3,015,786
2021 to 2023	216,787

Total	6,497,279

(v)	Refer mainly to prior years’ prepaid income tax and social contribution that will be offset against federal taxes payable.

Changes in deferred income tax and social contribution

	CONSOLIDATED
	Balance at 12/31/2012	Recognized in deferred tax income/ expenses	Additions/ (offsets)	Recognized directly in equity	Recognized in financial income/ (expenses)	Balance at 9/30/2013

Deferred tax assets related to:
Provisions	1,989,192	(141,495)				1,847,697
Provisions for suspended taxes	167,550	28,916				196,466
Provisions for pension funds and impacts of CPC 33 (R1)	305,386	(20,969)				284,417
Allowance for doubtful accounts	621,917	(43,728)				578,189
Profit sharing	137,349	(75,157)				62,192
Foreign exchange differences	278,479	285,656				564,135
Merged goodwill	1,980,775	(150,967)				1,829,808
Adjustment to fair value of available-for-sale financial assets	241,826	1,575				243,401
Hedge accounting	(72,216)			22,370		(49,846)
Other temporary additions and deductions	211,036	70,751			(8)	281,779
Income tax loss carryforwards	1,536,376	198,026				1,734,402
Social contribution carryforwards	669,610	84,837				754,447
Other deferred taxes – prior years’ credit balance	248,695		38,117		63,220	350,032

Total (1)	8,315,975	237,445	38,117	22,370	63,212	8,677,119

(1)	Does not take into account the transfer of amounts to non-current assets held for sale.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

12.	OTHER TAXES

	Assets
	CONSOLIDATED
	9/30/2013	12/31/2012
Recoverable State VAT (ICMS) (i)	2,246,429	1,980,203
Taxes on revenue (PIS and COFINS)	201,438	183,765
Other	73,422	131,228

Subtotal	2,521,289	2,295,196

Balance transferred to non-current assets held for sale	(17,474)

Total	2,503,815	2,295,196

Current	1,535,061	1,557,177
Non-current	968,754	738,019

	LIABILITIES
	CONSOLIDATED
	9/30/2013	12/31/2012
State VAT (ICMS)	1,368,153	1,400,997
ICMS Agreement No. 69/1998	416,800	444,600
Taxes on revenue (PIS and COFINS)	1,937,385	1,781,148
FUST/FUNTTEL/broadcasting fees	795,911	716,088
Other	191,434	143,580

Subtotal	4,709,683	4,486,413

Liabilities directly associated to non-current assets held for sale	(5,983)

Total	4,703,700	4,486,413

Current	2,188,362	2,247,842
Non-current	2,515,338	2,238,571

(i)	Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

13.	JUDICIAL DEPOSITS

In some situations the Company makes, by legal requirement or to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counsel, as probable, possible, or remote.

	CONSOLIDATED
	9/30/2013	12/31/2012
Civil	8,203,071	7,979,742
Tax	2,268,455	2,119,141
Labor	1,726,982	1,691,957

Subtotal	12,198,508	11,790,840

Balance transferred to non-current assets held for sale	(1,163)

Total	12,197,345	11,790,840

Current	1,382,326	2,068,315
Non-current	10,815,019	9,722,525

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

14.	INVESTMENTS

	CONSOLIDATED
	9/30/2013	12/31/2012
Investment in subsidiaries
Jointly ventures	90,502	98,882
Tax incentives, net of allowances for losses	31,656	23,861
Other investments (i)	55,713	56,851

Total	177,871	179,594

(i)	Includes the consolidated balance amounting to R$32,222 related to the investment of subsidiary TMAR in Hispamar Satélites S.A. (“Hispamar”), which is mainly engaged in outsourcing the manufacturing, the launching and operation of satellites. TMAR’s stake in Hispamar is lower than 20% and it does not have significant influence in the latter’s management.

15.	PROPERTY, PLANT AND EQUIPMENT

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance at 12/31/2012	4,127,123	17,927,129	38,362,151	25,665,996	3,448,139	4,829,266	94,359,804
Additions	2,732,158	127,774	856,790	198,312	29,922	126,513	4,071,469
Write-offs	(8,242)	(1,632)	(57,336)	(228,409)	(90)	(2,430)	(298,139)
Transfers	(1,303,342)	185,639	727,818	460,778	(141,856)	70,963
Balance at 9/30/2013	5,547,697	18,238,910	39,889,423	26,096,677	3,336,115	5,024,312	98,133,134
Accumulated depreciation
Balance at 12/31/2012		(15,867,104)	(28,888,749)	(20,526,497)	(2,258,125)	(3,716,231)	(71,256,706)
Depreciation expenses		(254,108)	(1,343,263)	(575,165)	(58,951)	(154,930)	(2,386,417)
Write-offs		1,614	38,571	119,436		1,345	160,966
Transfers		4	(620)	(486)	1,542	(440)
Balance at 9/30/2013		(16,119,594)	(30,194,061)	(20,982,712)	(2,315,534)	(3,870,256)	(73,482,157)
Property, plant and equipment, net
Balance at 12/31/2012	4,127,123	2,060,025	9,473,402	5,139,499	1,190,014	1,113,035	23,103,098
Balance at 9/30/2013	5,547,697	2,119,316	9,695,362	5,113,965	1,020,581	1,154,056	24,650,977
Balance transferred to non-current assets held for sale	(151,123)		(188,646)	(8,494)	(5,749)	(4,187)	(358,199)
Balance at 9/30/2013	5,396,574	2,119,316	9,506,716	5,105,471	1,014,832	1,149,869	24,292,778
Annual depreciation rate (average)		10%	10%	7%	6%	12%

(1)	Transmission and other equipment includes transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by the Company that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets are handed over to ANATEL upon the termination of the concession agreements that are not renewed.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

As at September 30, 2013, the residual balance of the Company’s returnable assets is R$2,864,856 (R$2,950,903 at December 31, 2012) and consist of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. In consolidated, this balance amounts to R$7,534,138 (R$6,652,317 at December 31, 2012).

In the period ended September 30, 2013, financial charges and transaction costs amounting to R$37,860 (R$48,370 at September 30, 2012) recognized by the Company and R$244,106 (R$206,032 at September 30, 2012) recognized in consolidated, were capitalized as works in progress at the average rate of 8% p.a.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

16.	INTANGIBLE ASSETS

	CONSOLIDATED
	Goodwill	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangibles (gross amount)
Balance at 12/31/2012	615,473	292,081	6,133,834	3,962,822	620,836	11,625,046
Additions		274,208	238,387	78,188	168,886	759,669
Write-offs		(79,158)				(79,158)
Transfers		(273,651)	217,887		55,764
Balance at 9/30/2013	615,473	213,480	6,590,108	4,041,010	845,486	12,305,557

Accumulated amortization
Balance at 12/31/2012	(461,078)		(4,857,715)	(1,828,483)	(282,218)	(7,429,494)
Amortization expenses			(371,309)	(177,190)	(260,254)	(808,753)
Write-offs
Transfers			(3)		3
Balance at 9/30/2013	(461,078)		(5,229,027)	(2,005,673)	(542,469)	(8,238,247)

Intangible assets, net
Balance at 12/31/2012	154,395	292,081	1,276,119	2,134,339	338,618	4,195,552
Balance at 9/30/2013	154,395	213,480	1,361,081	2,035,337	303,017	4,067,310
Balance transferred to non-current assets held for sale			(930)			(930)
Balance at 9/30/2013	154,395	213,480	1,360,151	2,035,337	303,017	4,066,380
Annual amortization rate (average)			20%	7%	20%

Goodwill

The Company and its subsidiaries also recognize goodwill arising on the acquisition of investments based on expected future earnings.

In December 2012, annual impairment tests were conducted based on ten-year discounted cash flow projections, using perpetuity-based amounts in the last year, which is the period in which the entity expected to recover the investments made when the business was acquired, by applying an average growth rate of 22.5% for Pay TV, 8.5% for Means of Payment, and 33.1% for RII Internet provider, discount rate of 11.8%, and using perpetuity-based amounts in the last year. The tests did not show any impairment losses, as summarized below:

Cash-generating unit (CGU)	Asset balance	Goodwill allocated to CGU	Recoverable amount valuation basis	Value in use
Pay TV	58,751	37,690	96,441	4,620,169
Means of payment	40,272	36,211	76,483	101,487
RII Internet service provider	41,612	73,173	114,785	2,267,806
RII multimedia	184,852	7,321	192,173	212,983

Total	325,487	154,395	479,882	7,202,445

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

17.	TRADE PAYABLES

	CONSOLIDATED
	9/30/2013	12/31/2012
Infrastructure and network supplies	1,124,877	1,027,030
Transfers (interconnection and co-billing)	748,833	783,292
Rental of polls and rights-of-way	678,626	900,077
Services	416,269	573,443
Plant maintenance	337,305	455,363
Information technology	183,673	242,170
Call center	155,801	132,991
Handhelds and SIM cards	78,988	295,362
Rental of physical space and equipment	41,181	25,609
Sales commissions	5,770	86,456
Other	245,003	136,142

Subtotal	4,016,326	4,657,935

Liabilities directly associated to non-current assets held for sale	(40,541)

Total	3,975,785	4,657,935

18.	BORROWINGS AND FINANCING

(Includes debentures)

	CONSOLIDATED
	9/30/2013	12/31/2012
Financing	25,036,034	25,155,935
Accrued interest and other charges on financing	886,141	575,529
Debentures	8,880,740	7,920,740
Accrued interest on debentures	481,766	300,566
Borrowings (from subsidiaries)
Accrued interest and other charges on borrowings (intragroup from subsidiaries)
Incurred debt issuance cost	(553,688)	(606,681)

Total	34,730,993	33,346,089

Current	4,544,825	3,113,621
Non-current	30,186,168	30,232,468

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Borrowings and financing by type

	CONSOLIDATED
	9/30/2013	12/31/2012	Maturity (principal and interest)	TIR %
BNDES	5,369,016	6,366,740
Local currency	5,369,016	6,366,740	Oct 2013 to Jul 2021	9.37
Public debentures	9,362,506	8,221,306	Oct 2013 to Jul 2021	10.42
Private debentures			Oct 2013 to May 2022	10.08
Financial institutions	20,553,159	19,364,724
Local currency	6,107,071	6,087,859
CCB	3,261,008	3,185,647	Oct 2013 to Jan 2028	11.27
Senior notes	1,105,578	1,136,948	Oct 2013 to Sep 2016	10.94
CRI	1,375,074	1,360,766	Oct 2013 to Aug 2022	9.82
Other	365,411	404,498	Oct 2013 to Dec 2033	10.84
Foreign currency	14,446,088	13,276,865
ECA credit facilities	4,276,613	4,123,977	Oct 2013 to May 2022	7.80
Senior notes	10,169,393	9,152,540	Oct 2013 to Feb 2022	10.22
Other	82	348	Oct 2013 to Feb 2014	7.74
Loans from subsidiaries			Oct 2013 to Feb 2022	10.08

Subtotal	35,284,681	33,952,770

Incurred debt issuance cost	(553,688)	(606,681)

Total	34,730,993	33,346,089

Acronyms:

ECA - Export Credit Agency

CCB – Bank Credit Note

CRI – Certificate of Real Estate Receivables

Debt issuance costs by type

	CONSOLIDATED
	9/30/2013	12/31/2012
Financial institutions	505,419	555,199
Local currency	108,660	127,099
Foreign currency	396,759	428,100
BNDES	5,805	6,564
Local currency	5,805	6,564
Public debentures	42,464	44,918

Total	553,688	606,681

Current	97,891	96,974
Non-current	455,797	509,707

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of the debt by currency

	CONSOLIDATED
	9/30/2013	12/31/2012
Brazilian reais	20,681,664	20,497,326
US dollar	11,699,870	10,843,700
Euro	2,349,459	2,005,063

Total	34,730,993	33,346,089

Breakdown of the debt by index

	CONSOLIDATED
	9/30/2013	12/31/2012
Fixed rate	12,606,250	11,431,248
CDI	10,313,607	9,139,158
TJLP	4,578,524	5,537,503
LIBOR	3,697,837	3,794,036
IPCA	3,451,751	3,376,952
INPC	83,024	67,192

Total	34,730,993	33,346,089

Maturities

The long-term debt matures as follows:

CONSOLIDATED
9/30/2013
2014	829,410
2015	2,598,968
2016	4,682,686
2017	6,665,542
2018 and following years	15,865,359

Total	30,641,965

Scheduled allocation of debt issuance cost to the income statement

Debt issuance costs classified in non-current liabilities will be expensed on subsequent years, as follows:

CONSOLIDATED
9/30/2013
2014	24,026
2015	95,833
2016	84,334
2017	72,730
2018 and following years	178,874

Total	455,797

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Description of main borrowings and repayments

In the period ended September 30, 2013, the Company amortized principal installments plus adjusted interest totaling R$3,253 million in the Company and R$4,442 million on a consolidated basis.

The main borrowings and repayments for the period ended September 30, 2013 are described below.

Local currency-denominated financing

Development Banks

In the period ended September 30, 2013, the Company amortized principal installments plus adjusted interest totaling R$787 million in the Company and R$1,348 million on a consolidated basis.

On August 30, 2013, the Company’s Board of Directors approved the transfer of the debt to the o BNDES, entered into in 2005, 2006 and 2009 and totaling R$845 million, to its indirect subsidiary TNL PCS. The transfer of this debt aims at increasing the efficiency of the Group’s capital structure. On September 30, 2013, the amendments to the agreements were signed with the BNDES’s consent of said transfer.

Foreign currency-denominated financing

ECA credit facilities

In June 2013 US$5.6 million (R$12.5 million) were disbursed under a financing agreement entered into by TMAR with the SEK – Swedish Export Corporation in June de 2011.

In February 2013 US$95.7 million (R$190.3 million) were disbursed under a financing agreement entered into by TMAR with the Export Development Canada agency in July 2012, and in June de 2011 US$21 million (R$41.8 million) were disbursed under a financing agreement entered into by TMAR with the SEK – Swedish Export Corporation.

In February 2013 TMAR amortized R$12 million related to the financing agreement entered into with the SEK – Swedish Export Corporation and R$93 million related to the financing agreement entered into with the FEC – Finnish Export Credit.

In January 2013, R$43 million was amortized related to the financing agreement entered into by TMAR with the Nordic Investment Bank in July 2008.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Public and private debentures

					CONSOLIDATED
Issuer	Issue	Principal		Maturity	9/30/2013	12/31/2012
Oi	10th (i)	R$	1,500 million	2019	1,565,047
Oi	9th	R$	2,000 million	2020	2,195,506	2,158,069
Oi	8th	R$	2,350 million	2018	2,407,802	2,351,458
Oi	7th	R$	1,000 million	2017	1,013,929	1,031,926
Oi	5th (1th series)	R$	1,754 million	2014	1,827,839	1,783,127
Oi	5th (2th series)	R$	246 million	2020	308,889	302,288
Oi	1th (2th series) (ii)	R$	540 million	2013		552,921
TMAR	2th	R$	31 million	2021	43,494	41,517
Public debentures					9,362,506	8,221,306
Oi	3th (iii)	R$	3,500 million	2013
Oi	8th (iii)	R$	2,500 million	2016
Oi	6th	R$	999 million	2022
Private debentures

The debentures issued by the Company and its subsidiaries do not contain renegotiation clauses.

(i)	The Board of Directors’ Meeting held on March 20, 2013 approved the tenth public issuance, eighth by the Company, of unsecured, nonconvertible debentures, in the local market for distribution (pursuant to CVM Instruction 476/2009), totaling R$1,500 million. The CVM (Cetip) approved the issue registration on March 27, 2013. These debentures were issued in a single series. These debentures were subscribed and paid in on March 28, 2013. The debt issuance costs, totaling R$6 million, are being recognized in profit or loss according to this issuance’s contractual terms.
(ii)	In March 2013, the Company fully amortized R$559 million of the 1st issue (2nd series) of public debentures.
(iii)	On January 31, 2013, the Company fully amortized R$1,723 million of the 3rd issue of private debentures and R$2,495 million of the 8th issue of private debentures as result of the corporate reorganization described in Note 1.

Guarantees

BNDES financing facilities are collateralized by receivables of the Company and its subsidiaries TMAR, TNL PCS, and Oi Móvel. The Company provides guarantees to its subsidiaries TMAR, TNL PCS and Oi Móvel for such financing facilities, totaling R$4,687 million.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Covenants

The financing agreements of the Company and subsidiaries TMAR, TNL PCS and Oi Móvel with BNDES and other financial institutions, and the debentures issued require compliance with financial ratios (covenants). Financial ratios of the BNDES agreements are calculated semiannually, in June and December. Other financial ratios are calculated on a quarterly basis.

Specifically for the BNDES agreements, the financial ratios are calculated based on the Company’s consolidated financial reporting.

At the end of the reporting period, on September 30, 2013, all ratios were complied.

Committed and not used credit facilities

In March 2013, the Company entered into a financing agreement with the ONDD (Office National Du Ducroire/Nationale Delcrederedienst) amounting to US$257 million to finance part of its investments for the next two years. There was no disbursement from this facility to date.

19.	DERIVATIVE INSTRUMENTS

	CONSOLIDATED
	9/30/2013	12/31/2012
Assets
Currency swaps	1,375,684	702,986
Interest rate swaps	164,802	208,477
Non-deliverable forwards (NDFs)	47,862	77,636

Total	1,588,348	989,099

Current	161,215	640,229
Non-current	1,427,133	348,870

Liabilities
Currency swaps	357,998	181,392
Interest rate swaps	202,490	145,132
Non-deliverable forwards (NDFs)	349,396	187,773

Total	909,884	514,297

Current	731,002	309,555
Non-current	178,882	204,742

20.	LICENSES AND CONCESSIONS PAYABLE

	CONSOLIDATED
	9/30/2013	12/31/2012
SMP	1,418,672	2,020,929
STFC concessions		137,068

Total	1,418,672	2,157,997

Current	505,855	1,058,881
Non-current	912,817	1,099,116

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, and STFC service concessions, obtained at public auctions.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The payment schedule is as follows:

CONSOLIDATED
2014	508,151
2015	451,815
2016	451,815
2017	2,297
2018 to 2019	4,594

Total	1,418,672

21.	TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	CONSOLIDATED
	9/30/2013	12/31/2012
Law 11941/09 tax financing program	1,000,924	1,072,947
REFIS II - PAES	12,788	12,152

Total	1,013,712	1,085,099

Current	99,492	99,732
Non-current	914,220	985,367

The amounts of tax refinancing program created by Law 11941/2009, broken down into principal, fine and interest, are as follows:

	CONSOLIDATED
	9/30/2013				12/31/2012
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	221,275	37,984	301,731	560,990	615,841
Income tax	55,432	8,148	90,283	153,863	164,437
Tax on revenue (PIS)	30,657	1,906	34,999	67,562	72,088
INSS – SAT	6,228	3,862	34,704	44,794	46,276
Social contribution	15,487	2,696	21,078	39,261	41,794
CPMF (tax on banking transactions)	17,144	1,715	15,941	34,800	33,225
Other	48,765	6,629	57,048	112,442	111,438

Total	394,988	62,940	555,784	1,013,712	1,085,099

The payment schedule is as follows:

CONSOLIDATED
2013	22,848
2014	91,464
2015	91,464
2016	91,464
2017	91,464
2018 to 2020	274,393
2021 to 2023	274,393
2024 to 2025	76,222

Total	1,013,712

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

22.	PROVISIONS

Broken down as follows:

Type	CONSOLIDATED
	9/30/2013	12/31/2012
Labor
Overtime	496,568	635,002
Indemnities	157,576	214,671
Hazardous work conditions	133,219	172,869
Stability/reintegration	127,063	180,705
Additional post-retirement benefits	79,795	98,131
Salary differences and related effects	61,739	83,478
Lawyers/expert fees	33,551	42,084
Severance pay	27,491	39,605
Labor fines	18,182	22,499
Severance Pay Fund (FGTS)	11,239	18,420
Employment relationship	5,402	5,161
Joint liability	2,761	4,352
Other claims	45,655	62,161

Total	1,200,241	1,579,138

Tax
State VAT (ICMS)	516,555	448,120
FUST / FUNTTEL	145,974	142,632
Tax on services (ISS)	68,752	65,711
Tax on net income (ILL)	19,847	19,478
INSS (joint liability, fees, and severance pay)	12,250	11,726
Other claims	81,113	77,627

Total	844,491	765,294

Civil
Corporate law	2,154,952	2,333,980
ANATEL estimates	556,943	551,143
ANATEL fines	477,061	436,195
Small claims courts	130,070	108,479
Other claims	676,933	645,408

Total	3,995,959	4,075,205

Subtotal provisions	6,040,691	6,419,637

Liabilities directly associated to non-current assets held for sale	(2,558)

Total provisions	6,038,133	6,419,637

Current	1,064,460	1,569,356
Non-current	4,973,673	4,850,281

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	CONSOLIDATED
	9/30/2013	12/31/2012
Labor	863,293	1,051,868
Tax	17,966,935	17,260,147
Civil	1,029,356	991,269

Total	19,859,584	19,303,284

Summary of changes in provision balances

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at 12/31/2012	1,579,138	765,294	4,075,205	6,419,637
Inflation adjustment	60,728	82,805	85,123	228,656
Additions/(reversals)	(135,758)	45,219	408,530	317,991
Write-offs for payment/terminations	(303,867)	(48,827)	(572,899)	(925,593)
Balance at 9/30/2013 (1)	1,200,241	844,491	3,995,959	6,040,691

(1)	Does not take into account the transfer of amounts to non-current liabilities held for sale.

Provisions

Labor

In the second quarter of 2013, Management reviewed the methodology used to calculate the provisions for losses in labor lawsuits including statistical techniques as a result of the higher experience accumulated in the matter. The change in estimate generated a reversal amounting to R$105,899 in Company and R$200,864 on a consolidated basis (net of taxes amounting to R$69,893 in Company and R$132,570 on a consolidated basis).

Contingent liabilities

Description of the main lawsuits filed against the Company in the period ended June 30, 2013.

Tax

Federal taxes

IRRF - tax assessment related to the levy of withholding income tax (IRRF) on capital gain, amounting to R$357 million.

IRPJ - tax assessment related to the rejection of tax offsets, amounting to R$221 million.

IOF - tax assessment related to the payment of tax on financial transactions (IOF) on a funding foreign exchange transaction amounting to R$119 million.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The total adjusted amount of contracted bonds and guarantee insurances, effective at September 31, 2013 corresponds to R$4,726,793 (R$4,383,030 at December 31, 2012), Company, and R$14,766,928 (R$12,216,671 at December 31, 2012), on a consolidated basis. The commission charges on these contracts are based on market rates.

23.	EQUITY

(a)	Issued capital

The Extraordinary Shareholders’ Meeting held on March 21, 2013 approved a capital increase amounting to R$162,456 resulting from the distribution of bonus shares.

Subscribed and paid-in capital is R$7,471,209 (R$7,308,753 at December 31, 2012), represented by the following shares, without par value:

	Number of shares (in thousands)
	9/30/2013	12/31/2012
Total capital in shares
Common shares	599,009	599,009
Preferred shares	1,198,078	1,198,078

Total	1,797,087	1,797,087

Treasury shares
Common shares	84,251	84,251
Preferred shares	72,808	72,808

Total	157,059	157,059

Outstanding shares
Common shares	514,758	514,758
Preferred shares	1,125,270	1,125,270

Total outstanding shares	1,640,028	1,640,028

Book value per outstanding share	6.30	6.77

The preferred and common shares held in treasury are excluded from the determination of the book value.

The Company is authorized to increase its capital, according to a resolution of the Board of Directors, up to the limit of 2.5 billion common or preferred shares, within the legal limit of 2/3 for the issuance of new nonvoting preferred shares.

By resolution of the Shareholders’ Meeting or Board of Directors’ Meeting, the Company’s capital can be increased can be increased by capitalizing retained earnings or reserves previously set up for this purpose by the Shareholders’ Meeting. Under these conditions, the capitalization can be made with any change in the number of shares.

Capital is represented by common and preferred shares, without par value, and the Company is not required to maintain the current proportion of these types of share on capital increases.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

By resolution of the Shareholders’ Meeting or the Board of Directors, the preemptive right on issuance of shares, warrants or convertible debentures can be cancelled in the cases provided for in article 172 of the Brazilian Corporate Law.

(b)	Treasury shares

Treasury shares at September 30, 2013 originate from the corporate events that took place in the in the first half of 2012, described below:

(i)	on February 27, 2012 the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of Coari with and into the Company and, as a result, the cancelation of the all the treasury shares held by the Company on that date;

(ii)	on February 27, 2012 the Extraordinary Shareholders’ Meeting of Oi S.A. approved the Merger Protocol and Justification of TNL with and into the Company and the Company’s shares then held by TNL, as a result of the merger of Coari with and into the Company, were canceled, except for 24,647,867 common shares that remained in treasury; and

(iii)	starting April 9, 2012 Oi paid the reimbursement of shares to withdrawing shareholders.

(c)	Capital reserves

Capital reserves are recognized pursuant to the following practices:

Share premium reserve: equal to the difference between the amount paid on subscription and the amount allocated to capital.

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve – net assets: represents the net assets merged by the Company under the corporate reorganization approved on February 27, 2012.

Investment grant reserve: recognized due to the investment grants received before the beginning of FY 2008 as a balancing item to an asset received by the Company.

Law 8200/91 special inflation adjustment reserve: recognized due to the special inflation adjustments of permanent assets and the purpose of which was the offset of distortions in inflation adjustment indices prior to 1991.

Stock options reserve: line item recognized due to the stock options granted and recognized according to the share-based payment plans and settled with equity instruments. In the first quarter of 2012 the stock option plan was terminated and the reserve realized.

Interest on works in progress: consists of the balancing item to interest on works in progress incurred through December 31, 1998.

Other capital reserves: consists of the funds invested in income tax incentives before the beginning of FY 2008.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(d)	Profit reserves

Profit reserves are recognized pursuant to the following practices:

Legal reserve: allocation of 5% of profit for the year up to the limit of 20% of capital. This allocation is optional when the legal reserve plus the capital reserves exceeds 30% of capital. This reserve is only used for capital increase or absorption of losses.

Investments reserve: consists of the balances of profit for the year, adjusted pursuant to article 202 of Law 6404/76 and allocated after the payment of dividends. The profits for the year used to recognize this reserve was fully allocated as retained earnings by the related shareholders’ meetings in light of the Company’s investment budget and pursuant to Article 196 of the Brazilian Corporate Law.

(e)	Dividends and interest on capital

Dividends are calculated pursuant to the Company’s bylaws and the Brazilian Corporate Law. Mandatory minimum dividend are calculated in accordance with Article 202 of Law 6404/76, and preferred or priority dividends are calculated pursuant to the Company’s Bylaws.

Preferred shares are nonvoting, except in the cases specified in paragraphs 1-3 of Article 12 of the Bylaws, but are assured priority in the payment of the noncumulative minimum dividends equal to the higher of 6% per year of the amount obtained by dividing capital stock by the total number of shares of the Company or 3% per year of the amount obtained by dividing book equity by the total number of shares of the Company.

By decision of the Board of Directors, the Company can pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law 9249/1995. The interest paid or credited will be offset against the annual mandatory minimum dividend amount, pursuant to Article 43 of the Bylaws.

The Company’s Annual Shareholders’ Meeting held on March 21, 2013 approved the allocation of 2012 profit for the year, amounting to R$837,440, plus retained earnings amounting to R$104, as follows: (i) mandatory dividends amounting to R$416,686 and (ii) to the payment of dividends additional to mandatory minimum dividends amounting to R$420,858.

The same Annual Shareholders’ Meeting approved the distribution of redeemable Company bonus shares amounting to R$162,456. The bonus shares are an integral part of the Company’s Shareholder Compensation Policy for 2012-2015, announced in the Material Fact Notice of April 17, 2012, which provides for the payment of R$1 billion at the time of the Annual Shareholders’ Meeting that approves the 2012 financial statements.

(f)	Share issue costs

We recognized in this line item the share issue costs related to the corporate reorganization of February 27, 2012.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(g)	Other comprehensive income

The Company recognizes in this line item other comprehensive income that revenue, expenses, reclassification adjustments, and the tax effects related to these components, which are not recognized in the income statements.

In the period ended September 30, 2013, the Company recorded losses of R$43,424 related to the adoption of hedge accounting (Note 3), net of income tax, of which R$2,138 refer to the hedge accounting loss incurred by subsidiary TMAR and recorded by the Company.

The interim financial information form filed with CVM’s Empresas.Net system presents in the balance sheet only with the ‘Valuation adjustment to equity’ and ‘Other comprehensive income’ line items - equity (and not line items ‘Share issue costs’ and ‘Change in equity interest percentage’) and the statement of changes in equity only the ‘Other comprehensive income’ line item (not presenting line item ‘Valuation adjustment to equity’ or line item ‘Change in equity interest percentage’).

As a result, the effects discussed in the topic above are presented in aggregate in the relevant existing line items, referred to above, as shown below:

	Other comprehensive income	Share issue costs	Change in equity interest percentage	Total
Balance at 12/31/2012	(67,093)	(56,609)	3,916	(119,786)
Share issue costs		62		62
Hedge accounting losses	(41,286)			(41,286)
Subsidiaries’ hedge accounting loss	(2,138)			(2,138)
Balance at 9/30/2013	(110,517)	(56,547)	3,916	(163,148)

(h)	Basic and diluted earnings per share

The Company’s bylaws award different rights to common and preferred shareholders with respect to dividends, voting rights, and in case of liquidation of the Company. Accordingly, basic and diluted earnings per share were calculated based on profit for the period available to common and preferred shareholders.

Basic

Basic earnings per share are calculated by dividing the profit attributable to controlling shareholders, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the period.

Diluted

Diluted earnings per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently we do not have any potentially dilutive shares.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The table below shows the calculations of basic and diluted earnings per share:

	Three-month period ended 9/30/2013	Nine-month period ended 9/30/2013	Three-month period ended 9/30/2012	Nine-month period ended 9/30/2012

Profit (loss) attributable to owners of the Company	172,268	310,353	584,842	1,373,604

Profit (loss) allocated to common shares – basic and diluted	54,070	97,411	183,565	431,134
Profit allocated to preferred shares – basic and diluted	118,198	212,942	401,277	942,470

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	514,758	514,758	514,758	514,758
Preferred shares – basic and diluted	1,125.270	1,125.270	1,125,270	1,125,274

Earnings (loss) per share (in reais):
Common shares – basic and diluted	0.11	0.19	0.36	0.84
Preferred shares – basic and diluted	0.11	0.19	0.36	0.84

24.	EMPLOYEE BENEFITS

This note should be read together with the related disclosures made in Note 26 to the financial statements for the year ended December 31, 2012.

(a)	Pension funds

The Company and its subsidiaries sponsor retirement benefit plans (“pension funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries. The table below shows the existing pension plans as at September 30, 2013.

Benefit plans	Sponsors	Manager

TCSPREV	Oi, Oi Móvel, BrT Multimídia, BrT CS, iG, and BrTI	FATL
BrTPREV	Oi, Oi Móvel, BrT Multimídia, BrT CS, iG, and BrTI	FATL
TelemarPrev	Oi, TMAR, TNL PCS, and Oi Internet	FATL
PAMEC	Oi	Oi
PBS-A	TMAR and Oi	SISTEL
PBS-Telemar	TMAR	FATL
PBS-TNCP	TNL PCS	SISTEL
CELPREV	TNL PCS	SISTEL

Sistel – Fundação Sistel de Seguridade Social

FATL – Fundação Atlântico de Seguridade Social

For purposes of the pension plans described in this note, the Company can also be referred to as the “Sponsor”.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period. For the year ended December 31, 2012, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda. The Bylaws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

entered into with the pension fund entities, with the agreement of the National Pension Plan Authority (PREVIC), as regards the specific plans. PREVIC is the official agency that approves and oversees said plans.

The sponsored defined benefit plans are closed to new entrants because they are close-end pension funds. Participants’ and the sponsors’ contributions are defined in the funding plan.

Actuarial liabilities are recognized for the sponsored defined benefit plans that report an actuarial deficit. For the plans that report an actuarial surplus, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

(b)	Employee profit sharing

In the period ended September 30, 2013, the Company and its subsidiaries recognized a partial reversal of the accrued employee profit sharing bonuses, net of the amounts accrued for the current year, totaling R$77,566 in the Company and R$187,971 on a consolidated basis.

This reversal was recognized in accounting by decision of the Board of Directors and after analyzing the achievement of the targets set.

25.	SEGMENT INFORMATION

The Company’s management uses operating segment information for decision-making. The operating segments are identified according to the nature of the services and the technology used to provide the telecommunications services.

•	Fixed-line telephony/data: basically offers local and long distance voice transmission and data communication services;

•	Mobile telephony: offers primarily mobile voice, 3G data communication, and additional services, which include messaging services and interactivity; and

•	Other: includes the segment (i) internet service provider, whose revenue is mainly derived from Internet access services and on-line advertising, (ii) Call Center, whose revenue is mainly derived from third-party telemarketing services and customer service, (iii) TV, whose revenue is derived from pay TV services using both cable and DTH (Direct to home) technology, and (iv) means of payment, whose revenue is derived from accreditation and payment administration services using credit systems.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The performance of each segment is obtained in the Company’s accounting records and is segregated as follows:

	Three-month period ended
	Fixed telephony/data		Mobile telephony		All other segments (i)		Eliminations		Total
	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Revenue	5,856,712	5,013,432	3,029,571	3,256,679	462,306	287,000	(2,249,506)	(1,518,763)	7,099,083	7,038,348

Cost of services	(3,151,063)	(3,338,781)	(2,447,422)	(1,537,226)	(262,022)	(142,325)	2,109,979	1,428,634	(3,750,528)	(3,589,698)
Interconnection	(1,281,259)	(1,670,787)	(608,375)	(611,996)	(31)	(2,085)	982,828	1,225,761	(906,837)	(1,059,107)
Depreciation and amortization	(430,135)	(426,176)	(464,593)	(358,170)	(5,512)	(3,118)			(900,240)	(787,464)
Grid maintenance service	(598,535)	(516,694)	(23,043)	(97,141)	(478)	(1,258)	41,859	36,695	(580,197)	(578,398)
Rents and insurance	(444,515)	(375,816)	(1,034,246)	(184,756)	(30,320)	(11,859)	1,085,073	177,114	(424,008)	(395,317)
Cost of handsets and accessories			(95,534)	(121,395)			(42)	314	(95,576)	(121,081)
Other costs and expenses	(396,619)	(349,308)	(221,631)	(163,768)	(225,681)	(124,005)	261	(11,250)	(843,670)	(648,331)

Gross profit	2,705,649	1,674,651	582,149	1,719,453	200,284	144,675	(139,527)	(90,129)	3,348,555	3,448,650

Operating income (expenses)	(1,527,464)	(1,345,216)	(811,349)	(757,628)	(113,886)	(179,133)	149,457	105,363	(2,303,242)	(2,176,614)

Sales of services	(891,202)	(763,150)	(615,552)	(596,538)	(42,796)	(119,878)	184,332	181,490	(1,365,218)	(1,298,076)

Allowance for doubtful accounts	(74,010)	6,864	(103,815)	(75,097)	(23,406)	(6,606)			(201,231)	(74,839)
Sales commissions	(156,983)	(200,865)	(190,350)	(290,949)	(19,510)	(24,877)	19,058	37,272	(347,785)	(479,419)
Call center	(283,901)	(224,461)	(72,471)	(73,976)	(9,775)	(21,273)	136,182	99,286	(229,965)	(220,424)
Posting and collection	(112,678)	(116,633)	(31,874)	(29,464)	(2,790)	(4,161)		(25)	(147,342)	(150,283)
Advertising and publicity	(37,438)	(35,718)	(94,563)	(90,074)	(2,678)	(284)	17,133	18,228	(117,546)	(107,848)
Other third-part services	(50,882)	(44,060)	(16,183)	(280)	659	(2,349)	4,276	15,464	(62,130)	(31,225)
Other costs and expenses	(175,310)	(148,277)	(106,296)	(36,698)	14,704	(60,328)	7,683	11,265	(259,219)	(234,038)

General and administrative expenses	(604,319)	(608,440)	(263,970)	(170,390)	(49,417)	(46,203)	8,752	5,409	(908,954)	(819,624)

Other operating income (expenses), net	(31,943)	26,374	68,173	9,300	(21,673)	(13,052)	(43,627)	(81,536)	(29,070)	(58,914)
Other operating income	512,433	432,338	239,996	82,513	(1,032)	(33,987)	(45,569)	(34,893)	705,828	445,971
Other operating expenses	(544,376)	(405,964)	(171,823)	(73,213)	(20,641)	20,935	1,942	(46,643)	(734,898)	(504,885)

Operation income before financial income (expenses) and taxes	1,178,185	329,435	(229,200)	961,825	86,398	(34,458)	9,930	15,234	1,045,313	1,272,036

Financial income/(expenses)	(722,814)	(946,085)	(92,884)	71,180	7,558	336,438	(9,930)	(15,234)	(818,070)	(553,701)
Financial income	321,944	195,742	62,913	351,887	10,873	91,989	(158,217)	(196,295)	237,513	443,323
Financial expenses	(1,044,758)	(1,141,827)	(155,797)	(280,707)	(3,315)	244,449	148,287	181,061	(1,055,583)	(997,024)

Income (loss) before taxes	455,371	(616,650)	(322,084)	1,033,005	93,956	301,980			227,243	718,335

Income tax and social contribution	(108,007)	251,763	76,021	(361,650)	(22,989)	(21,536)			(54,975)	(131,423)

Profit (loss) for the period	347,364	(364,887)	(246,063)	671,355	70,967	280,444			172,268	586,912

Profit (loss) attributable to owner									172,268	584,842
Profit attributable to non-controlling interests										2,070

Additional disclosures
Services provided	4,607,351	4,648,230	2,069,942	2,021,926	312,355	190,761			6,989,648	6,860,917
Sales	59		109,376	177,431					109,435	177,431
Revenue from external customers	4,607,410	4,648,230	2,179,318	2,199,357	312,355	190,761			7,099,083	7,038,348
Intersegment revenue	1,249,302	365,202	850,253	1,057,322	149,951	96,239
Total revenue	5,856,712	5,013,432	3,029,571	3,256,679	462,306	287,000

Depreciation and amortization	598,866	536,848	493,046	364,946	(103)	14,266			1,091,809	916,060
Increase of tangibles and intangibles	1,039,198	1,262,025	521,098	719,479	13,318	13,570			1,573,614	1,995,074

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month periods ended
	Fixed telephony/data		Mobile telephony		All other segments (i)		Eliminations		Total
	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Revenue	15,868,757	12,918,927	9,179,814	7,705,495	1,222,872	754,113	(5,058,129)	(3,604,949)	21,213,314	17,773,586

Cost of services	(9,358,600)	(7,984,250)	(5,990,997)	(3,833,998)	(687,836)	(347,283)	4,644,272	3,400,492	(11,393,161)	(8,765,039)
Interconnection	(4,124,487)	(4,039,217)	(1,961,790)	(1,563,222)	(2,956)	(6,183)	3,028,220	2,819,572	(3,061,013)	(2,789,050)
Depreciation and amortization	(1,262,783)	(965,324)	(1,347,636)	(773,700)	(11,995)	(9,535)			(2,622,414)	(1,748,559)
Grid maintenance service	(1,739,045)	(1,281,965)	(230,840)	(231,159)	(3,008)	(2,347)	126,861	87,470	(1,846,032)	(1,428,001)
Rents and insurance	(1,183,159)	(945,961)	(1,445,115)	(464,650)	(75,736)	(24,617)	1,488,236	491,134	(1,215,774)	(944,094)
Cost of handsets and accessories			(380,267)	(300,199)					(380,267)	(300,199)
Other costs and expenses	(1,049,126)	(751,783)	(625,349)	(501,068)	(594,141)	(304,601)	955	2,316	(2,267,661)	(1,555,136)

Gross profit	6,510,157	4,934,677	3,188,817	3,871,497	535,036	406,830	(413,857)	(204,457)	9,820,153	9,008,547

Operating income (expenses)	(4,324,234)	(3,561,027)	(2,556,637)	(1,936,341)	(487,354)	(447,212)	424,172	204,941	(6,944,053)	(5,739,639)

Sales of services	(2,663,873)	(2,099,187)	(1,875,567)	(1,475,071)	(268,793)	(301,292)	507,229	449,766	(4,301,004)	(3,425,784)
Allowance for doubtful accounts	(295,476)	(159,017)	(371,077)	(178,660)	(66,683)	(8,241)		111	(733,236)	(345,807)
Sales commissions	(487,860)	(444,413)	(640,761)	(649,624)	(67,129)	(51,433)	60,946	75,726	(1,134,804)	(1,069,744)
Call center	(806,090)	(584,355)	(216,722)	(186,750)	(29,694)	(47,216)	369,968	301,162	(682,538)	(517,159)
Posting and collection	(320,416)	(304,242)	(88,906)	(67,934)	(11,236)	(9,998)		229	(420,558)	(381,945)
Advertising and publicity	(113,102)	(96,449)	(320,430)	(241,811)	(23,522)	(20,142)	50,754	42,994	(406,300)	(315,408)
Other third-part services	(160,476)	(139,632)	(40,645)	(43,712)	(4,221)	(5,833)	8,981	16,358	(196,361)	(172,819)
Other costs and expenses	(480,453)	(371,079)	(197,026)	(106,580)	(66,308)	(158,429)	16,580	13,186	(727,207)	(622,902)

General and administrative expenses	(1,922,491)	(1,583,037)	(663,947)	(471,389)	(172,823)	(116,235)	11,694	5,571	(2,747,567)	(2,165,090)

Other operating income (expenses), net	262,130	121,197	(17,123)	10,119	(45,738)	(29,685)	(94,751)	(250,396)	104,518	(148,765)
Other operating income	1,136,573	1,064,953	421,058	222,168	(752)	1,966	(128,358)	(118,771)	1,428,521	1,170,316
Other operating expenses	(874,443)	(943,756)	(438,181)	(212,049)	(44,986)	(31,651)	33,607	(131,625)	(1,324,003)	(1,319,081)

Operation income before financial income (expenses) and taxes	2,185,923	1,373,650	632,180	1,935,156	47,682	(40,382)	10,315	484	2,876,100	3,268,908

Financial income/(expenses)	(2,312,043)	(2,197,388)	(143,107)	366,154	15,787	349,482	(10,315)	(484)	(2,449,678)	(1,482,236)
Financial income	966,167	1,595,077	236,735	849,412	30,503	119,858	(353,643)	(604,139)	879,762	1,960,208
Financial expenses	(3,278,210)	(3,792,465)	(379,842)	(483,258)	(14,716)	229,624	343,328	603,655	(3,329,440)	(3,442,444)

Income (loss) before taxes	(126,120)	(823,738)	489,073	2,301,310	63,469	309,100			426,422	1,786,672

Income tax and social contribution	93,743	429,802	(155,117)	(805,082)	(54,695)	(33,167)			(116,069)	(408,447)

Profit (loss) for the period	(32,377)	(393,936)	333,956	1,496,228	8,774	275,933			310,353	1,378,225

Profit attributable to owner of the Company									310,353	1,373,604
Profit attributable to non-controlling interests										4,621

Additional disclosures
Services provided	13,821,640	11,973,750	6,172,989	4,958,759	807,264	463,446			20,801,893	17,395,955
Sales	565		410,856	377,631					411,421	377,631
Revenue from external customers	13,822,205	11,973,750	6,583,845	5,336,390	807,264	463,446			21,213,314	17,773,586
Intersegment revenue	2,046,552	945,176	2,595,969	2,369,106	415,608	290,667
Total revenue	15,868,757	12,918,926	9,179,814	7,705,496	1,222,872	754,113

Depreciation and amortization	1,770,335	1,326,393	1,397,737	854,365	27,098	36,105			3,195,170	2,216,863
Increase of tangibles and intangibles	2,978,890	2,496,214	1,797,640	1,668,672	54,608	33,669			4,831,138	4,198,555

Balance sheet information	9/30/2013	12/31/2012	9/30/2013	12/31/2012	9/30/2013	12/31/2012	9/30/2013	12/31/2012	9/30/2013	12/31/2012
Assets	88,186,351	93,726,932	17,551,121	23,571,554	2,819,779	2,765,452	(39,845,753)	(50,913,884)	68,711,498	69,150,054

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)	Even though the Company’s executive committee does not assess the internet, cable TV, and means of payment segments separately, the table below shows, as required by CPC 22, paragraph 13, the main data on these segments:

	Three-month periods ended
Other segments	Internet		Pay TV
	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Revenue from external customers	151,856	93,859	181,099	100,006
Interest income	7,350	6,534	795	374
Interest expenses	(2,762)	(999)	(85)	(307)
Depreciation and amortization	(5,353)	(4,776)	(6,623)	(7,084)
Profit (loss) for the year	32,326	25,855	(20,612)	(56,002)

	Nine-month periods ended
Other segments	Internet		Pay TV
	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Revenue from external customers	365,308	266,599	495,980	199,546
Interest income	20,702	17,803	1,890	747
Interest expenses	(7,900)	(5,013)	(959)	(807)
Depreciation and amortization	(15,209)	(16,268)	(11,873)	(14,518)
Profit (loss) for the year	97,513	87,421	(78,617)	(104,930)

	9/30/2013	12/31/2012	9/30/2013	12/31/2012
Assets	872,142	964,944	1,416,375	853,202

The table below shows the revenue components by product line.

Three-month periods ended
	9/30/2013	9/30/2012
Residential	2,564,461	2,489,878
Personal mobility	2,329,622	2,304,911
Business/Corporate	2,105,608	2,133,726
Other services	99,392	109,833

Total	7,099,083	7,038,348

Nine-month periods ended
	9/30/2013	9/30/2012
Residential	7,697,219	6,351,674
Personal mobility	6,901,106	5,547,519
Business/Corporate	6,338,025	5,500,449
Other services	276,964	373,944

Total	21,213,314	17,773,586

In reporting based on geographic segments, the segment’s revenue is based on the locations of the country where the services are provided. The segment’s non-current assets are based on the location of the assets.

In view of their immateriality, revenue and non-current assets of operations in foreign countries are being jointly disclosed.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month periods ended		Nine-month periods ended		Non-current assets (*)
	Revenue from external		Revenue from external
Geographical	9/30/2013	9/30/2012	9/30/2013	9/30/2012	9/30/2013	12/31/2012
In the host country	7,045,149	7,020,906	21,133,802	17,721,299	37,968,198	34,850,577
In foreign countries	53,934	19,721	79,512	58,009	3,204,994	3,451,120

Total	7,099,083	7,040,627	21,213,314	17,779,308	41,173,192	38,301,697

(*)	Except for financial instruments, assets related to pension funds and deferred taxes, as required by CPC 22 Operating Segments.

26.	RELATED-PARTY TRANSACTIONS

Consolidated related-party transactions

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Revenue
Revenue from services provided		52,671
TMAR		47.333
Oi Internet		1,620
TNL PCS		3,718
Financial income		48,233
TMAR		48,233

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Operating costs and expenses		(58,163)
TMAR		(15,018)
TNL PCS		(37,090)
Pointer Networks		(808)
Paggo Administradora		(623)
Oi Internet		(4,624)

Credit facilities

The purpose of the credit facilities extended by the Company to its subsidiaries is to provide them with working capital for their operating activities and the maturities of these loans can be rescheduled according to these companies’ projected cash flows. The disbursed amounts bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2012).

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Private debentures payable

As a result of the corporate streamlining process described in Nota 1, the debentures payable to TNL PCS were transferred in the capital increase of subsidiary TMAR undertaken in January 2013.

Lease of transmission infrastructure

The transactions conducted with TMAR, TNL PCS, and Oi Móvel refer to the provision of services and the assignment of means involving mainly interconnection and Industrial Exploration of Dedicated Line (EILD).

The transactions conducted with Oi Internet, subsidiary of TMAR, refer to the provision of dial port rental services.

Guarantees

The Company is the guarantor of subsidiaries TMAR, TNL PCS, and Oi Móvel in financing obtained from the BNDES, public debentures, and other loans. As a result of the corporate reorganization, the financing facilities extended by BNDES, the public debentures and the other borrowings started to be guaranteed by Oi. The Company recorded for the period ended September 30, 2013, as commission on guarantee provided, income amounting to R$48,570 (R$31,169 for the period ended September 30, 2012). Additionally, TMAR provided guarantees to the Company on the CRI transaction at the cost of 0.5% of the outstanding balance per year. Related expenses for the period ended September 30, 2013 totaled R$327 (R$378 for the period ended September 30, 2012).

Unconsolidated related-party transactions

	CONSOLIDATED
	9/30/2013	12/31/2012
Assets
Accounts receivable	16,474	11,526
Portugal Telecom	8,682	4,248
Unitel	1,348	2,278
Contax	5,837	4,930
Ability	60
TODO	488
PT Comunicações	59
PT Inovação		70

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	9/30/2013	12/31/2012
Liabilities
Trade payables	46,224	48,214
Portugal Telecom	1,746	1,084
Contax	15,664	25,179
TODO	23,840	16,957
Ability		400
PT Inovação	4,617	4,523
PT Sistemas de Informação	130
Veotex	227	71
Dividends payable	225,270	203,298
Telemar Participações S.A.	81,713	67,948
Bratel Brasil S.A.	76,838	69,391
AG Telecom Participações S.A.	21,250	20,274
LF Tel. S.A.	21,250	20,276
Caixa de Previdência dos Funcionários do Banco do Brasil	17,231	16,038
BNDES Participações S.A. BNDESPAR	6,988	7,120
Fundação dos Economiários Federais - FUNCEF		1,870
Fundação Petrobras de Seguridade Social - PETROS		381

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Revenue
Revenue from services provided	11,873	14,115
Portugal Telecom	2,778	3,207
Unitel	193	330
Contax	8,040	7,972
TODO	676	1,576
Ability	186	1,030

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Revenue
Revenue from services provided	34,270	36,864
Portugal Telecom	8,457	6,859
Unitel	610	837
Contax	22,773	26,562
TODO	1,772	1,576
Ability	658	1,030

	Three-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Costs/expenses
Operating costs and expenses	(20,763)	(85,378)
Portugal Telecom	(622)	(1,080)
PT Inovação	(2,026)	(3,000)
PT Sistemas de Informação		(379)
PT Comunicações	(466)
Veotex	(2,463)	(5,202)
TODO	(7,630)	(40,217)
Ability	(7,556)	(35,500)

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	CONSOLIDATED
	9/30/2013	9/30/2012
Costs/expenses
Operating costs and expenses	(67,599)	(86,594)
Portugal Telecom	(1,773)	(2,296)
PT Inovação	(5,144)	(3,000)
PT Sistemas de Informação	(375)	(379)
PT Comunicações	(624)
Veotex	(7,383)	(5,202)
TODO	(28,112)	(40,217)
Ability	(24,188)	(35,500)

Services provided by Contax

The Company and subsidiaries TMAR, Oi Móvel and TNL PCS engaged call center and collection services from Contax, which is a controlled by the controlling shareholders of TmarPart. Contax provides customer services to fixed-line telephony customers, outbound telemarketing services to capture new mobile telephony customers, support to prepaid and subscription mobile telephony customers, technical support to Velox subscribers (ADSL), and collection services. Total costs of services provided by Contax for the period ended September 30, 2013 were R$52,637 (R$34,679 for the period ended September 30, 2012), Company, and R$1,199,945 (R$872,210 for the period ended September 30, 2012) on a consolidated basis.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Financing agreements with the BNDES

The Company entered into financing agreements with BNDES, controlling shareholder of BNDESPAR, which holds 13.05% (13.05% at December 31, 2012) of the voting capital of TmarPart, holding company of the Group and, therefore, a Company related party.

The balance due related to BNDES financing at September 30, 2013, was R$682 million (R$2,202 million at December 31, 2012), Company, and R$5,369 million (R$6,367 million at December 31, 2012), on a consolidated basis, and we recognized related financial expenses totaling R$110 million (R$144 million at September 30, 2012), Company, and R$350 million (R$338 million at September 30, 2012), on a consolidated basis.

Compensation of key management personnel

The compensation of the officers responsible for planning, managing and controlling the Company’s activities, including the compensation of the directors and executive officers, was R$12,154 in the Company and on a consolidated basis (R$9,021 in the Company and on a consolidated basis at September 30, 2012).

27.	OTHER INFORMATION

Change of CEO

On June 4, 2013, the Company’s Board of Directors approved at the meeting held on that date, in compliance with Telemar Participações S.A.’s appointment, the replacement of the current CEO of Oi and subsidiaries, Mr. José Mauro Mettrau Carneiro da Cunha, for Mr. Zeinal Abedin Mahomed Bava, to conclude his term of office until the first Board Meeting held at the 2014 Annual Shareholders’ Meeting. Mr. José Mauro returns to the Company’s Board of Directors, which is left on January 22, 2013, to resume his position as Chairman of the Board. Because of his appointment as Company CEO, Mr. Zeinal Bava left his position as Board of Directors member.

Mr. Zeinal Bava was till this date the chairman of the Executive Committee of Portugal Telecom, SGPS, S.A. (holding company of the Portugal Telecom group responsible for the investments in Portugal, Africa, Asia, and Brazil) and will continue to have a say in Portugal as regards joint Oi/PT strategic and innovation projects, and work streams, a decisive factor to allow optimizing the synergies between the Oi and PT group, and contribute to the success of the goals set under this strategic partnership.

Increase of Switched Fixed-line Telephone Services Tariff

The STFC tariff adjustment authorized by the ANATEL for Company and its subsidiary TMAR is effective beginning February 8, 2013. A 0.55% adjustment to the local and domestic long-distance service tariffs was authorized and the local interconnection (TU-RL) tariffs will be adjusted by 10.4% beginning February 7, 2013.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Assignment of the right to commercially operate transmission towers

On April 11 and 19, 2013, the company and its subsidiary TMAR entered into arrangements with companies specialized in the provision of transmission tower and radiofrequency management and maintenance services assigning the right to the commercial operation and use of infrastructure assets and areas, for the aggregate amount of approximately R$1.09 billion. This transaction was completed in the third quarter of 2013. The amounts received in advance for the assignment of the right to the commercial operation and use of infrastructure assets and areas were carried as Unearned revenues and are recognized in profit or loss over the effective period of the underlying agreements.

On July 12, 2013, the Company and its subsidiary TMAR entered into arrangements with a company specialized in the provision of transmission tower and radiofrequency management and maintenance services assigning the right to the commercial operation and use of infrastructure assets and areas, for the aggregate amount of approximately R$687 million. The completion of this transaction is subject to fulfillment of certain conditions precedent that to date have not been fulfilled.

GlobeNet

As disclosed in the material fact notice disclosed on July 15, 2013, the Company entered into an agreement with BTG Pactual YS Empreendimentos e Participações S.A. under which it agrees to transfer all its stake in subsidiary BrT CS for the total amount equivalent to R$1,745,590, subject to certain, contractually provided for adjustments. BrT CS, wholly-owned subsidiary of the GlobeNet group, controls part of the Oi Group’s fixed telephony/data through the provision of integrated data services with fiber optics connection points in the United States, Bermuda, Venezuela, and Brazil. It is part of the scope of the underwater optical fiber cable system transfer transaction and the supply of capacity by GlobeNet to the Company and its subsidiaries.

This transaction is subject to the compliance of certain conditions precedent laid down in the agreement, including the necessary approval of the regulators and competition protection agencies in the different jurisdictions where GlobeNet operates, pursuant to the relevant legal terms and conditions.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In accordance with CPC 31, the Company classified GlobeNet’s assets and liabilities directly associated to non-current assets held for sale as non-current assets and non-current liabilities, respectively, in the quarterly financial information for the period ended September 30, 2013. The main classes of these assets and liabilities are as follows:

9/30/2013
Held-for-sale noncurrent assets
Cash and cash equivalents	233,329
Cash investments	37,709
Accounts receivable	36,347
Recoverable taxes	117,316
Property, plant and equipment/intangible assets	359,129
Other assets	73,784

Total	857,614

Liabilities directly associated to non-current assets held for sale
Trade payables	40,541
Taxes payable	92,733
Advances from customers	198,520
Other liabilities	5,784

Total	337,578

Property expropriation

In November 2012, the State Government of Minas Gerais declared that a property owned TMAR located at Avenida Afonso Pena nº 4001, Serra, Belo Horizonte, MG a public-interest property. This property is currently used by the Company for administrative purposes.

On July 8, 2013, an acceptance statement of the financial proposal and other terms and conditions was signed for the expropriation of said property, which provides for the payment of R$210,000 as compensation. In September 2013 the expropriation was completed and the Company recorded a gain of R$173,459, recorded in other operating revenue.

Change in the Shareholder Compensation Policy for FYs 2013-2016

On August 13, 2013 the Company, in compliance with CVM Instruction 358/2002 reported to its shareholders and the market in general that its Board of Directors, in light of the current macroeconomic environment, the financial market conditions, and the need to invest in the development of its business decided to reinforce the Company’s financial flexibility and change the Shareholder Compensation Policy (“Compensation Policy”) disclosed in a Material Fact Notice of April 17, 2012.

Accordingly, the Board of Directors changed the Compensation Policy and approved that the estimated payment of R$500,000,000.00 be as dividends for FYs 2013-2016, which represents approximately the minimum dividend currently capable of meeting the following objectives:

(I) pay dividends equivalent to the higher of (i) 25% of adjusted profit for year, or (ii) 3% of Equity, or (iii) 6% of Capital;

(II) ensure an equal payment to both preferred and common shares.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

It will also allow the payment of interim dividends, subject to market conditions, the prevailing Company’s financial, and other factors considered relevant by the Board of Directors.

The shareholders’ compensation can be implemented through the distribution of dividends, the payment of interest on capital, capital bonuses, redemptions, reduction or any other forms that permit the distribution of funds to shareholders.

At the meeting held on September 18, 2013, the Board of Directors approved the payment of interim dividends totaling R$500,000,000.00, equivalent to the amount R$0.304872909998 per common and preferred share, charged to the profit reserve, which will be deducted from the mandatory dividends for FY 2013.

The dividends were paid on October 11, 2013, based on the shareholder position on September 27, 2013.

28.	EVENTS AFTER THE REPORTING PERIOD

Oi Signs Memorandum of Understanding for the Merger of Activities with Portugal Telecom

On October 2, 2013, Oi released a Material Fact stating that Oi, Portugal Telecom SGPS S.A. (“Portugal Telecom”), AG Telecom Participações S.A. (“AG”), LF Tel. S.A. (“LF”), PASA Participações S.A. (“PASA”), EDSP75 Participações S.A. (“EDSP75”), Bratel Brasil S.A. (“Bratel Brasil”), Avistar, SGPS, S.A. (“BES”) and Nivalis Holding B.V. (“OnGoing”) had signed a memorandum of understanding which established the basis and principles that will govern the negotiations of a potential transaction involving Portugal Telecom, Oi and some of their controlling shareholders to form a combined entity (“CorpCo”), with the intention of consolidating the industrial alliance between Oi and Portugal Telecom.

CorpCo, which may be Telemar Participaçõs S.A. (“TmarPart”) or another company established for this purpose, will unite the shareholders of Oi, Portugal Telecom and TmarPart and combine the businesses and operations carried out by Oi in Brazil and Portugal Telecom in Portugal and Africa. Bringing together the businesses of Portugal Telecom and Oi will result in the creation of a multinational telecommunications operator, with operations covering countries with a total population of approximately 260 million and more than 100 million customers. The transaction will consolidate the leadership positions held by the two companies in the Brazilian and Portuguese markets. The combination of the two groups will aim to achieve significant economies of scale, maximize operational synergies and create value for their shareholders, customers and employees.

The closing of the various steps that are part of the transaction are conditioned upon each other, with the principal steps including:

(a) A capital increase of Oi of at least R$13.1 billion, with the goal of reaching R$14.1 billion, to be carried out through the public issuance of common and preferred Oi shares, of which at least R$7.0 billion will be paid in cash, with a goal of reaching R$8.0 billion, and approximately R$6.1 billion of which will be paid by Portugal Telecom, at the same price per share, through the contribution of assets of Portugal Telecom;

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b) The capitalization of AG, LF and TmarPart with the funds needed to repay their existing indebtedness;

(c) A Corporate Reorganization involving PASA, AG, EDSP75, LF, Bratel Brasil and TmarPart, with the intention of simplifying their corporate structure. After this step, TmarPart will only hold shares of Oi, directly or through Valverde Participações S.A., and will not have any indebtedness or will have cash or cash equivalents equal to the amount of its indebtedness;

(d) The listing of the CorpCo shares on the Novo Mercado segment of the BM&FBOVESPA and the termination of the shareholder agreements of AG, LF and TmarPart;

(e) The merger of Oi’s shares into CorpCo, resulting in Oi’s becoming a wholly-owned subsidiary of CorpCo. Each Oi common share will be exchanged for one CorpCo share and each Oi preferred share will be exchanged for 0.9211 shares of CorpCo. The proposed exchange ratios were established based on the market prices of Oi’s common and preferred shares over a period of 30 days prior to the date of the Material Fact which announced the transaction and considering the direct and indirect participation that the companies involved in the transaction have in Oi, assuming that these companies will not have any assets or liabilities, or they will have sufficient cash or cash equivalents to fully repay their indebtedness;

(f) The merger of Portugal Telecom into CorpCo. At the time of its merger into CorpCo, other than the CorpCo shares that it holds, Portugal Telecom will not have any other assets or material liabilities, or it will have sufficient cash or cash equivalents to fully repay its indebtedness;

(g) As a result of the steps cited above, the shareholders of Portugal Telecom will receive an aggregate number of CorpCo shares equal to the number of CorpCo shares held by Portugal Telecom immediately prior to the merger described in the previous item.

Upon completion of the transaction, the CorpCo shares are expected to be admitted for trading on the Novo Mercado segment of the BM&FBOVESPA, as well as on the NYSE Euronext Lisbon and the NYSE.

CorpCo will focus on operational excellence. A clear action plan has been prepared that is aimed at integrating the areas with potential for improvements in efficiency, including the identification of teams to capture synergies and respond to the current operational challenges.

At the time the transaction was announced, the companies involved in the transaction notified the market that based on the financial data reported by Portugal Telecom and Oi for fiscal year 2012, the pro-forma revenue of CorpCo would reach R$37.5 billion, with an EBITDA of R$12.8 billion and an operating cash flow of R$4.2 billion. On a pro forma basis, giving effect to Oi’s estimated capital increase of R$8.0 billion, CorpCo’s net debt on June 30, 2013 would have been R$41.2 billion.

Oi S.A.

Notes to the Financial Statements

for the period ended September 30, 2013

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Additional disclosures relating to the statement of cash flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Variance between economic and financial investment (PP&E and intangible assets)	66,673	244,947	75,695	645,772
Offset of judicial deposits against provisions	288,749	151,555	343,587	241,710
Dividends and interest on capital declared and unpaid	500,000		500,000
Reduction in the investment in Oi Móvel through settlement of Company loan and debentures payable to the subsidiary (Note 15, (ii))		3,763,789

Corporate reorganization

The assets acquired and the liabilities assumed on February 27, 2012 after the corporate reorganization commented in Nota 1 are summarized below.

	COMPANY	CONSOLIDATED
Cash and cash equivalents	461,837	4,930,186
Recoverable taxes	199,060	5,084,467
Investments	20,365,629	60,307
Property, plant and equipment	7,250	15,011,937
Intangible assets	829	2,693,297
Borrowings and financing	(17,795,900)	(21,101,747)
Taxes payable	(13,463)	(2,288,777)
Other assets and liabilities	920,793	(243,635)
Merged net assets	4,146,035	4,146,035